                                                               EXHIBIT 99.1




                          AGREEMENT AND PLAN OF MERGER


                                     AMONG


                               APACHE CORPORATION


                             XPX ACQUISITIONS, INC.


                                      AND


                             DEKALB ENERGY COMPANY

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
ARTICLE I - THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.1          The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.2          Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.3          Effects of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.4          Certificate of Incorporation and By-laws;
                              Directors and Officers of Surviving Corporation   . . . . . . . . . . . . . . . . . . .   2
         Section 1.5          Conversion of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.6          Parent to Make Certificates Available   . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.7          Dividends; Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.8          No Fractional Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.9          Return of Exchange Fund and Fractional Cash Fund or Fractional
                              Securities Fund   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 1.10         Adjustment of Exchange Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 1.11         Dissenting Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.12         No Further Ownership Rights in Company Stock  . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.13         Closing of Company Transfer Books   . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.14         Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF PARENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.1          Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.2          Capital Structure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.3          Authority; Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.4          SEC Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.5          Absence of Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.6          Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.7          Brokers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.8          Benefit Plans; ERISA Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 2.9          Director, Officer and Employee Agreements   . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.10         Certain Business Practices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.11         Insider Interests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.12         Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.13         Intellectual Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.14         Labor Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.15         Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.16         Condition of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.17         Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.18         Tax Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.19         Tax-Free Reorganization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.20         Internal Financial Report   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.21         Undisclosed Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17





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
         Section 2.22         No Stock Ownership in Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.23         No Misrepresentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.1          Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.2          Capital Structure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.3          Authority; Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.4          SEC Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.5          Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.6          Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.7          Brokers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.8          Benefit Plans; ERISA Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.9          Director, Officer and Employee Agreements   . . . . . . . . . . . . . . . . . . . . . .  25
         Section 3.10         Certain Business Practices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 3.11         No Excess Parachute Payments or Compensation  . . . . . . . . . . . . . . . . . . . . .  26
         Section 3.12         Insider Interests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 3.13         Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 3.14         Intellectual Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 3.15         Labor Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.16         Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.17         Property Records and Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.18         Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 3.19         Condition of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.20         Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 3.21         Tax Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 3.22         Tax-Free Reorganization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 3.23         Hedging   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 3.24         Accounts Receivable   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 3.25         Internal Financial Report   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 3.26         Undisclosed Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 3.27         Takeover Defense Mechanisms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 3.28         Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 3.29         No Misrepresentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE IV - REPRESENTATIONS AND WARRANTIES REGARDING SUB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 4.1          Organization and Standing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 4.2          Capital Structure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 4.3          Authority.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE V - COVENANTS RELATING TO CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 5.1          Conduct of Business by the Company and Parent Pending the Merger  . . . . . . . . . . .  36
         Section 5.2          No Solicitation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 5.3          Pooling of Interests; Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . .  40





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
         Section 5.4          Conduct of Business of Sub Pending the Merger   . . . . . . . . . . . . . . . . . . . .  40
         Section 5.5          Notices of Certain Events   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE VI - ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 6.1          Company Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 6.2          Registration Statement; Proxy Statement   . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 6.3          Access to Information; Confidentiality; Standstill  . . . . . . . . . . . . . . . . . .  42
         Section 6.4          Compliance with the Securities Act; Pooling   . . . . . . . . . . . . . . . . . . . . .  44
         Section 6.5          Stock Exchange Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 6.6          Fees and Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 6.7          Company Stock Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 6.8          Reasonable Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 6.9          Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 6.10         State Takeover Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 6.11         Directors and Officers Insurance; Indemnification   . . . . . . . . . . . . . . . . . .  47
         Section 6.12         Employee Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 6.13         Retention Bonuses; Severance Policy   . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 6.14         Signatory Stockholder Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 6.15         Reserve Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 6.16         Accrual of Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 6.17         Publication of Financials   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 6.18         Capital Budget  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE VII - CONDITIONS PRECEDENT TO THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 7.1          Conditions to Each Party's Obligation to Effect the Merger  . . . . . . . . . . . . . .  49
         Section 7.2          Conditions to Obligation of the Company to Effect the Merger  . . . . . . . . . . . . .  50
         Section 7.3          Conditions to Obligations of Parent and Sub to Effect the Merger  . . . . . . . . . . .  54

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 8.1          Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 8.2          Effect of Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 8.3          Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 8.4          Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE IX - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 9.1          Non-Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . .  60
         Section 9.2          Written Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 9.3          Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 9.4          Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 9.5          Entire Agreement; No Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . .  62
         Section 9.6          Governing Law and Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 9.7          Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62





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
         Section 9.8          Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 9.9          Enforcement of this Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 9.10         Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63


                             EXHIBITS AND SCHEDULES

Exhibit A -- Affiliate Agreement


                                  DEFINITIONS

DEFINED TERM                                                                                                      SECTION
- ------------                                                                                                      -------
"Affiliate Agreements"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.4
"Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"Aries Database"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.17
"Assumed Option"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.7
"Benefit Plans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.8 and 3.8
"Certificate of Merger" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.2
"Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.6
"Closing" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.14
"Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"Commonly Controlled Entity"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.8
"Company" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"Company Class A Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"Company Class B Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"Company Disclosure Schedule" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.1
"Company Group" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.21
"Company Land Records"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.17
"Company Permits" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.13
"Company Preferred Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.2
"Company Representatives" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.2
"Company SEC Documents" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.4
"Company Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"Company Stock Option"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.7
"Competition Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.3
"Confidential Information"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.3
"Constituent Corporations"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"D&O Insurance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.11
"DGCL"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1
"Disclosing Party"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.3
"Dissenting Shares" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.11
"Effective Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.2





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
"Effective Time"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.2
"Environmental Laws"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.17
"Environmental Liabilities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.20
"ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.8
"Excess Shares" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.8
"Exchange Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.3
"Exchange Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.6
"Exchange Fund" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.6
"Exchange Ratio"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.5
"Fractional Cash Fund"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.8
"Fractional Securities Fund"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.8
"GAAP"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.16
"Good and Defensible Title" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.17
"Governmental Entity" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.3
"HSR Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.3
"Hydrocarbons"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.17
"Intellectual Property" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.13
"Investment Canada Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.3
"IRS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.8
"Lands" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.17
"Leases"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.17
"Market Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.5
"Material Adverse Change" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.1
"Material Adverse Effect" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.1
"Merger"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"1994 Capital Budget" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.5
"NYSE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.5
"Parent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"Parent Common Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"Parent Derivative Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.2
"Parent Disclosure Schedule"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1
"Parent Group"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.18
"Parent Permits"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.12
"Parent Preferred Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.2
"Parent SEC Documents"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.4
"Parent Subsidiaries" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.18
"PBGC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.8
"Pension Plans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.8 and 3.8
"Permitted Encumbrances"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.17
"Pollutants"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.17
"Properties"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.17
"Proprietary Information" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.3
"Proxy Statement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.2
"Proxy Statement/Prospectus"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.2

"Receiving Party" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.3
"Registration Statement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.3
"Relevant Categories" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.17
"Representatives" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.3
"Ryder Scott" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.15
"SEC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.3
"Securities Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.2
"Signatory Stockholders"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"Stockholder Meeting" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.1
"Stockholder Agreements"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"Sub" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"Subsidiary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.1
"Surviving Corporation" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1
"Takeover Proposal" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.2
"Tax," "Taxes" and "Taxable"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.18
"Tax Return"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.18
"Units" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.17
"Welfare Plans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.8
"Wells" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.17
"WI"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.17

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of December 21, 1994 (this "Agreement"), among Apache Corporation, a Delaware corporation ("Parent"), XPX Acquisitions, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and DEKALB Energy Company, a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and adopted this Agreement providing for the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of voting Class A Stock, no par value, of the Company (the "Company Class A Stock") and each issued and outstanding share of Class B (nonvoting) Stock, no par value, of the Company (the "Company Class B Stock" and, together with the Company Class A Stock, the "Company Stock") not owned directly or indirectly by Parent or the Company, will be converted into shares of Common Stock, par value $1.25 per share, of Parent ("Parent Common Stock");

         WHEREAS, the Board of Directors of the Company has determined that the Merger is consistent with, in furtherance of and otherwise in the best interests of the Company and its holders of Company Class A Stock and Company Class B Stock and has approved and adopted this Agreement and the Merger and other transactions contemplated hereby, and recommended approval and adoption of this Agreement by the holders of the Company Class A Stock;

         WHEREAS, the Board of Directors of the Parent has determined that the Merger is consistent with and in furtherance of the long-term business strategy of and is fair to, and in the best interests of, the Parent and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby;

         WHEREAS, as a condition to the willingness of Parent and Sub to enter into this Agreement, (i) Parent has required that certain stockholders holding a majority of the Company Class A Stock (the "Signatory Stockholders") agree, and in order to induce Parent and Sub to enter into this Agreement the Signatory Stockholders have agreed, to vote in favor of the Merger and to take and refrain from taking certain actions pursuant to those certain Stockholders Agreements of even date herewith (the "Stockholder Agreements") and (ii) Parent has required that certain persons who may be deemed to be "affiliates" of the Company enter into certain Affiliate Agreements (as defined below) and Parent has received or will receive such Affiliate Agreements;

         WHEREAS, the Board of Directors of Sub, the Board of Directors of Parent and Parent, as the sole stockholder of Sub, have approved and adopted this Agreement;

         WHEREAS, for United States income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and shall not give rise to any liability of the Company under the Income Tax Act (Canada);

         WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests; and

         WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:


                                   ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined below). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

         Section 1.2 Effective Time. The Merger shall become effective when the Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time and "Effective Date" shall mean the later of the date at which the Certificate of Merger is accepted for record or such later time so established by the Certificate of Merger. The filing of the Certificate of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein.

         Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 251 of the DGCL.

         Section 1.4      Certificate of Incorporation and By-laws; Directors
and Officers of Surviving Corporation.  (a)   The Certificate of Incorporation
and By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         (b) The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified. The officers of Sub at the Effective Time shall be the initial officers of the Surviving Corporation.

         Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of the Company:

         (a) All shares of Company Stock that are held in the treasury of the Company or by any wholly-owned Subsidiary (as defined below) of the Company and any shares of Company Stock owned by Parent, Sub or any other wholly- owned Subsidiary of Parent shall be canceled and no capital stock of Parent or other consideration shall be delivered in exchange therefor; provided, however, that the 220,000 shares of Company Class B Stock held by DEKALB Energy Canada Ltd. shall remain outstanding and not be converted into shares of Parent Common Stock pursuant to Section 1.5(c) below.

         (b) Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Class A Stock, no par value, of the Surviving Corporation.

         (c) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled or to remain outstanding as provided by and in accordance with Section 1.5(a)) shall be converted into 0.85 shares of validly issued, fully paid and nonassessable shares of Parent Common Stock; provided, however, that if the "Market Price" (as defined below) of Parent Common Stock is less than $30.00, such 0.85 exchange ratio shall be automatically increased by an amount (computed to the nearest ten-thousandth) equal to (i) 0.0125 multiplied by (ii) the difference between $30.00 and the Market Price; and provided further, that the resulting number shall in no event be greater than 0.90 (in any case, the "Exchange Ratio"). All such shares of Company Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a Certificate (as defined below) representing any such shares shall cease to have any rights with respect thereto, except the right to receive certain dividends and other distributions as contemplated by Section 1.7 and shares of Parent Common Stock and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such Certificate in accordance with Section 1.6.

         (d) "Market Price" shall mean the average of the per share closing prices of Parent Common Stock as reported on The New York Stock Exchange, Inc. ("NYSE") Composite Transactions Reporting System during the 10 consecutive trading days ending on (and including) the third trading day prior to the Effective Time.

         Section 1.6      Parent to Make Certificates Available.

         (a) Exchange of Certificates. Parent shall authorize a commercial bank (or such other person or persons as shall be acceptable to Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent in trust for the holders of certificates which immediately prior to the Effective Time represented shares of Company Stock (the "Certificates") certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.5(c) in exchange for outstanding shares of Company Stock.

         (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted pursuant to Section 1.5 into shares of Parent Common Stock a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to this Article I, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 1.6, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, the certificate representing the appropriate number of shares of Parent Common Stock, cash in lieu of fractional shares as contemplated by Section 1.8 and certain dividends and other distributions as contemplated by Section 1.7. Notwithstanding the foregoing, no party hereto (or the Exchange Agent) shall be liable to any former holder of Company Stock for any cash, Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to requirements of applicable abandoned property, escheat or similar laws. Parent (or the Exchange Agent) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Stock such amounts as Parent (or any affiliate thereof or the Exchange Agent) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local, Canadian, territorial, provincial or other foreign tax law. To the extent that amounts are so withheld or deducted by Parent (or the Exchange Agent), such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Company Stock in respect of which such deduction and withholding was made.

         Section 1.7 Dividends; Taxes. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock or are payable to the holders of record thereof on or after the Effective Time will be paid to persons entitled by reason of the Merger to receive certificates representing Parent Common Stock until such persons surrender their Certificates, as provided in Section 1.6, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.8 until such holder of such Certificate shall so surrender such Certificates. Subject to the effect of applicable law, there shall be paid to the record holder of the certificates representing such Parent Common Stock (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole shares of such Parent Common Stock and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of ]dividends or other distributions payable with respect to whole shares of Parent Common Stock and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent (or the Exchange Agent) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former stockholder of the Company such amount as Parent (or any affiliate thereof or the Exchange Agent) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local, Canadian, territorial, provincial or other foreign tax law. To the extent that amounts are so withheld or deducted by Parent (or the Exchange Agent), such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former stockholder of the Company in respect of which such deduction and withholding was made.

         Section 1.8 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution or stock split shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of Parent. In lieu of any such fractional securities, each holder of Company Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will at the option of Parent either:

                 (i)      be paid an amount in cash determined by multiplying
         (a) the Market Price by (b) the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled, in which case Parent shall make available to the Exchange Agent, without regard to any other cash being provided to the Exchange Agent, the amount of cash, if any, necessary to make such payments (the "Fractional Cash Fund"); or

                 (ii) be paid an amount in cash in accordance with the provisions of this Section 1.8 representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional shares of Parent Common Stock which would otherwise have been issued (the "Excess Shares"). The sale of the Excess Shares by the Exchange Agent shall be executed as soon as practicable (but in all events in time to permit the proceeds to be delivered together with the certificates representing Parent Common Stock issued in the Merger) on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Company Stock, the Exchange Agent will hold such proceeds in trust (the "Fractional Securities Fund") for the holders of Company Stock entitled thereto. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with this sale of the Excess Shares. The Exchange Agent shall determine the portion, if any, of the Fractional Securities Fund to which each holder of Company Stock shall be entitled by multiplying the amount of the aggregate net proceeds comprising the Fractional Securities Fund by a fraction, the numerator of which is the amount of the fractional Parent Common Stock to which such holder of Company Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Stock are entitled.

As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Stock in lieu of any fractional shares of Parent Common Stock, the Exchange Agent shall make available such amounts to such holders of Company Stock without interest. All payments pursuant to this
Section 1.8 and any other provisions of this Agreement shall be made in U.S. dollars.

         Section 1.9 Return of Exchange Fund and Fractional Cash Fund or Fractional Securities Fund. Any portion of the Exchange Fund and, if applicable, the Fractional Cash Fund or Fractional Securities Fund, as appropriate, which remains undistributed to the former stockholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholders of the Company who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Notwithstanding the foregoing, Parent shall not be liable to any former stockholders of the Company for any amount paid to a public official pursuant to requirements of applicable abandoned property, escheat or similar laws.

         Section 1.10 Adjustment of Exchange Ratio. In the event of any reclassification, stock split or stock dividend with respect to Parent Common Stock (or if a record date with respect to any of the foregoing should occur) during the period prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

         Section 1.11 Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, shares of Company Class A Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the consideration provided in Section 1.5(c). Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Class A Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Class A Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the consideration, without any interest thereon, upon surrender of the certificate or certificates that formerly evidenced such shares of Company Class A Stock in the manner provided in Section 1.5(c).

         Section 1.12 No Further Ownership Rights in Company Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Sections 1.7 or 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Stock.

         Section 1.13 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article I.

         Section 1.14 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois at 10:00 A.M., local time, on the second business day after the day on which the last of the conditions set forth in Article VII hereof shall have been fulfilled or waived or at such other time and place as Parent and the Company shall agree.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Except as set forth on the Parent Disclosure Schedule (as defined below), Parent represents and warrants to the Company as follows:

         Section 2.1 Organization, Standing and Power. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Parent and each of its Subsidiaries (as defined below) is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any change or effect that is or, so far as can reasonably be determined, may be materially adverse to the assets, liabilities, business, condition (financial or otherwise) or cash flows from operating activities of Parent and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, as the case may be, (b) "Subsidiary" means any corporation, partnership, joint venture (exclusive of any joint operating agreement) or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), (i) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or (ii) is a general partner, and (c) "Parent Disclosure Schedule" means the schedule of disclosures made by Parent to the Company that has been delivered simultaneously with the execution of this Agreement.

         Section 2.2 Capital Structure. The authorized capital stock of Parent consists of 215,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock, no par value ("Parent Preferred Stock"). At the close of business on December 15, 1994 (i) 61,437,046 shares of Parent Common Stock were validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, (ii) 70,918,290 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding stock options, conversion of 3.93% Convertible Notes of Parent, in respect of Parent's dividend reinvestment plan, and (as to 66,177,668 shares) upon the exercise of certain rights to acquire Parent Common Stock that currently trade with Parent Common Stock (collectively, the "Parent Derivative Securities"), (iii) 1,118,975 shares of Parent Common Stock were held by Parent in its treasury and
(iv) no shares of Parent Preferred Stock were issued and outstanding. The shares of Parent Common Stock issuable in exchange for Company Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive right, and the issuance of the shares will be registered under the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder (the "Securities Act").

         Section 2.3 Authority; Non-Contravention. Parent has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. Without limiting the foregoing, no vote or approval by the stockholders of Parent of this Agreement, of the issuance of stock in the transactions contemplated hereby or of such transactions is required pursuant to statute, Certificate of Incorporation, stock exchange rules, contract or otherwise. This Agreement has been duly executed and delivered by Parent and (assuming the valid authorization, execution and delivery of this Agreement by the Company) constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms. The issuance of shares of Parent Common Stock pursuant to this Agreement, the filing of a registration statement with the Securities and Exchange Commission

("SEC") by Parent on Form S-4 under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, the "Registration Statement") and the reservation of shares of Parent Common Stock in respect of the Parent Derivative Securities have been duly authorized by Parent's Board of Directors. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Restated Certificate of Incorporation or By-laws of Parent or Sub (true and complete copies of which as of the date hereof have been delivered to the Company) or any provision of the comparable charter or organization documents of any of its Subsidiaries, (ii) any contract, agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iii) any judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any U.S. federal, state, foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal or, in the case of Canada (or any territorial, provincial or local government thereof) any of the same and any security commission or stock exchange having jurisdiction over the Company or any of its Subsidiaries (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Investment Canada Act, as amended (the "Investment Canada Act"), and the Competition Act of Canada (the "Competition Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under (a) the laws of Canada (or any territory or province thereof) or any other foreign country in which the Company or any of its Subsidiaries conducts any business or owns any property or assets or (b) the corporation, takeover, "Blue Sky" or securities laws of various states of the United States and territories or provinces of Canada and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate have a Material Adverse Effect on Parent, materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

         Section 2.4 SEC Documents. Parent has timely filed with the SEC all required documents since January 1, 1991, and will timely file all required Parent SEC Documents between the date hereof and the Effective Time (all such documents, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Parent SEC Documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included or to be included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10- Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

         Section 2.5 Absence of Material Adverse Change. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof (all of which since December 1, 1994 have been furnished to the Company), there has not been any Material Adverse Change with respect to Parent (other than changes in laws or regulations, changes in generally accepted accounting principles or interpretations thereof or changes in general economic conditions that affect the oil and natural gas industry generally, including, without limitation, the supply of, demand for and prices for, oil and natural gas).

         Section 2.6 Litigation. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof, there are no investigations, claims, actions, suits, or proceedings pending or threatened, before or by any court or government agency which (i) will, or can reasonably be expected to, have a Material Adverse Effect on Parent, or (ii) could have a material adverse effect on the transactions contemplated hereby or the performance of Parent's or the Company's obligations hereunder.

         Section 2.7 Brokers. No broker, investment banker or other person, other than Wertheim Schroder & Co. Incorporated, the fees and expenses of which will be paid by Parent on the terms set forth in the engagement letter a copy of which has been furnished to the Company, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

         Section 2.8 Benefit Plans; ERISA Compliance. (a) Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof, since December 31, 1993, there has not been any adoption or material amendment by Parent or any of its Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, dependent care, cafeteria, employee assistance, scholarship or other plan, program, arrangement or understanding (whether or not legally binding) maintained in whole or in part, contributed to, or required to be contributed to by Parent or any of its Subsidiaries for the benefit of any present or former officer, employee or director of Parent or any of its Subsidiaries (collectively, and including all amendments thereto, for purposes of this Section 2.8, "Benefit Plans").

         (b) Each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) currently maintained in whole or in part, contributed to or required to be contributed to, by the Parent or any of its Subsidiaries for the benefit of any present or former officer, employee or director of the Parent or any of its Subsidiaries ("Pension Plan") and each former pension plan that is or was intended to be qualified under Section 401(a) of the Code has been the subject of a determination letter from the IRS to the effect that such plan is qualified under Section 401(a) of the Code or can still be submitted in a timely manner to the IRS for such a letter, and no such determination letter has been revoked nor has revocation of any such letter been threatened, nor has any such plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs, and nothing has occurred or failed to occur which would cause the loss of such qualification, and all amendments required to be adopted before the Effective Time for any such Pension Plan to continue to be so qualified have been or will be duly and timely adopted, except that this sentence does not apply to any multiemployer plans; provided however, that to the extent that this representation applies to terminated pension plans, this representation refers to the qualified status of any such plan through the time of its termination.

         (c) Neither the Parent nor any of its Subsidiaries sponsors or maintains any defined benefit plan described in Section 3(35) of ERISA, or
Section 414(j) of the Code, other than any such plan which is a "multiemployer plan" as such term is defined in Section 4001(a)(3) of ERISA, and no such plan has been terminated in a manner that resulted in any liability of Parent and/or any Subsidiary to the Pension Benefit Guaranty Corporation (the "PBGC"). No entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code) with the Parent and/or any of its Subsidiaries sponsors or maintains any such defined benefit plan.

         (d) Each of the Benefit Plans sponsored by, and each of the benefit plans formerly sponsored by, Parent or any of its Subsidiaries: (A) has been in substantial compliance with all reporting and disclosure requirements of (i) Part 1 or Subtitle B of Title I of ERISA, if applicable, or (ii) other applicable law, (B) has had the appropriate required Form 5500 (or equivalent annual report) filed, timely, with the appropriate Governmental Entity for each year of its existence, (C) has at all times complied with the bonding requirements of (i) Section 412 of ERISA, if applicable, or (ii) other applicable law, (D) has no issue pending (other than the payment of benefits in the normal course) nor any issue resolved adversely to Parent or any of its Subsidiaries which may subject Parent or any of its Subsidiaries to the payment of a material penalty, interest, tax or other obligation, nor is there any basis for any imposition of any such liability, and (E) has been maintained in all respects in compliance with the applicable requirements of ERISA, the Code and other applicable law (including all rules and regulations issued thereunder) not otherwise covered hereunder so as not to give rise to any material liabilities to Parent or its Subsidiaries.

         (e) All voluntary employee benefit associations maintained by the Parent or any of its Subsidiaries and intended to be exempt from federal income tax under Section 501(c)(9) of the Code have been submitted to and approved as exempt from federal income tax under Section 501(c)(9) of the Code by the United States Internal Revenue Service ("IRS"), and nothing has occurred or failed to occur which would cause the loss of such exemption.

         (f) The execution of this Agreement or the consummation of the transactions contemplated by this Agreement will not give rise to any, or trigger any, change of control, severance or other similar provisions in any Benefit Plan.


         (g) Neither Parent nor any of its Subsidiaries provides material post-retirement medical, health, disability or death protection coverage or contributes to or maintains any employee welfare benefit plan which provides for medical, health, disability or death benefit coverage following termination of employment by any officer, director or employee except as is required by
Section 4980B(f) of the Code or other applicable statute, nor has it made any representations, agreements, covenants or commitments to provide that coverage.

         (h) None of the Parent, any of its Subsidiaries, any officer of the Parent or any of its Subsidiaries or any of the Benefit Plans or prior benefit plans (including the Pension Plans and prior pension plans) which are subject to ERISA, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406, 407 or 408 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Parent, any of its Subsidiaries or any officer of the Parent or any of its Subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or (1) of ERISA which would have a Material Adverse Effect on the Parent. Neither the Parent nor any of its Subsidiaries has suffered a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 for which the Parent has any material liability outstanding.

         (i) With respect to any Benefit Plan that is an employee welfare benefit plan, (A) each such Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with any applicable requirements of Part 6 of Title I of ERISA and
Section 4980B(f) of the Code and (B) each such Benefit Plan (including any such plan covering retirees or other former employees) may be amended or terminated with respect to health benefits without material liability to Parent or any of its Subsidiaries on or at any time after the consummation of the Merger.

         (j) All contributions required by law or by a collective bargaining or other agreement to be made under the Benefit Plans with respect to all periods through the Effective Date including a pro rata share of contributions due for the current plan year, will have been made by such date or provided for by adequate reserves by Parent and/or each Subsidiary. No changes in contribution rates or benefit levels have been implemented or negotiated (but not yet implemented), with respect to any Benefit Plan since the date on which the information provided in the attached schedule has been provided, and no such changes are scheduled to occur.

         (k) Neither Parent nor any Subsidiary has or will have any material liability or obligation for taxes, penalties, contributions, losses, claims, damages, judgments, settlement costs, expenses, costs, or any other liability or liabilities of any nature whatsoever arising out of or in any manner relating to any Benefit Plan or former benefit plan (including but not limited to employe benefit plans such as foreign plans which are not subject to ERISA), that has been, or is, contributed to by any entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code), with Parent or any Subsidiary.

         (l) Neither Parent nor any Subsidiary has incurred a liability for payment of premiums to the United Mine Workers of America Combined Benefit Fund pursuant to Section 9704 of the Code, which liability has not been satisfied in full.

         (m) Following the relevant periods set forth in Section 6.12 of this Agreement, it is the intention of Parent to extend to the employees of the Company coverage under benefit plans similar in nature to the benefit plans afforded to employees of Parent, subject to applicable Canadian law.

         Section 2.9 Director, Officer and Employee Agreements. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof, there exist no material employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between Parent or any of its Subsidiaries and any officer, director or key employee of Parent or any of its Subsidiaries.

         Section 2.10 Certain Business Practices. There are no situations with respect to Parent or any of its Subsidiaries which involved or involves
(i) the use of any corporate funds or unlawful contributions, gifts or entertainment or other unlawful expenses related to political activity, (ii) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (iii) the violation of any of the provisions of the United States Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (iv) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws, or (v) any investigation by the SEC or any Governmental Entity.

         Section 2.11 Insider Interests. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof, no affiliate, officer or director of Parent or any of its Subsidiaries has any agreement with Parent or any of its Subsidiaries or any interest in any property, real or personal, tangible or intangible, of Parent or any of its Subsidiaries except for the normal rights as a stockholder or an employee and except for such other matters which, under the rules of the SEC, are not required to be disclosed.

         Section 2.12 Compliance with Laws. Parent and its Subsidiaries hold all required, necessary or applicable permits, licenses, grants, authorizations, easements, variances, exemptions, certificates, orders, franchises and approvals necessary to own, lease and operate its material properties and to carry on its material business as now being conducted (the "Parent Permits") and there is no action, proceeding or investigation pending or threatened regarding the suspension or cancellation of any of the Parent Permits. Parent and its Subsidiaries are in compliance in all material respects with the terms of the Parent Permits except where the failure to so comply would not have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to Parent or any of its Subsidiaries or their respective business, assets or operations.

         Section 2.13 Intellectual Property. Parent and its Subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs ("Intellectual Property") currently used in the conduct of the business and operations of Parent and its Subsidiaries, except where the failure to so own or otherwise have the right to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect on Parent. The use of such Intellectual Property by Parent and its Subsidiaries does not infringe on the rights of any person, subject to such claims and infringements as do not, individually or in the aggregate, give rise to any liability on the part of Parent and its Subsidiaries which could have a Material Adverse Effect on Parent, and no person is infringing on any right of Parent or any of its Subsidiaries with respect to any such Intellectual Property. No claims are pending or threatened that Parent or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property.

         Section 2.14 Labor Matters. There are no collective bargaining agreements or other labor union agreements or understandings to which Parent or any of its Subsidiaries is a party or by which any of them is bound, nor is Parent or any of its Subsidiaries the subject of any proceeding asserting that Parent or any Subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions. Since September 30, 1994 neither Parent nor any of its Subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

         Section 2.15 Insurance. All of Parent's and its Subsidiaries' insurance policies or contracts of insurance are sufficient for compliance with all requirements of law and of all agreements to which Parent or any of its Subsidiaries is a party. All insurance policies pursuant to which any such insurance is provided are in full force and effect, no notice of cancellation or termination has been given to Parent or any of its Subsidiaries by the carrier, and all premiums required to be paid have been paid in full.

         Section 2.16 Condition of Assets. Parent and each of its respective Subsidiaries owns or has the right to use under customary industry terms the assets it needs to operate its business, including, but not limited to, (a) plants, facilities, pipelines, gathering and processing systems, compressors and equipment, all of which have been maintained in a state of repair so as to be adequate for normal operations; and (b) easements, rights-of-way, surface leases, surface fee interests, licenses and permits.

         Section 2.17 Environmental Matters. Except to the extent, if any, that would not have a Material Adverse Effect on Parent: (a) Parent and its Subsidiaries have not received notice of any violation of or investigation relating to any U.S., Canadian, or other federal, state, provincial or local environmental or pollution law, regulation, or ordinance with respect to assets now or previously owned or operated by Parent or any of its Subsidiaries that has not been fully and finally resolved; (b) all permits, licenses and other authorizations which are required under U.S., Canadian, or other federal, state, provincial and local laws with respect to pollution or protection of the environment ("Environmental Laws") relating to assets now owned or operated by Parent or any of its Subsidiaries, including Environmental Laws relating to actual or threatened emissions, discharges or releases of pollutants, contaminants or hazardous or toxic materials or wastes ("Pollutants"), have been obtained and are effective, and, with respect to assets previously owned or operated by Parent or any of its Subsidiaries, were obtained and were effective during the time of Parent's or any Subsidiaries' operation; (c) no conditions exist on, in or about the properties now or previously owned or operated by Parent or any of its Subsidiaries or any third-party properties to which any Pollutants generated by Parent or any of its Subsidiaries were sent or released that could give rise on the part of Parent or any of its Subsidiaries to liability under any Environmental Laws, claims by third parties under Environmental Laws or under common law or the incurrence of costs to avoid any such liability or claim; and (d) all operators of Parent's or any of its Subsidiaries' assets are in compliance with all terms and conditions of such Environmental Laws, permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, relating to Parent's or any of its Subsidiaries' assets.

         Section 2.18 Tax Matters. (a) "Parent Group" shall mean any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes Parent. "Parent Subsidiaries" shall mean Sub and the corporations set forth on Section
2.18 of the Parent Disclosure Schedule (being Subsidiaries of which Parent owns, directly or indirectly, 80% or more of the stock). "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean any United States, Canadian, or other federal, state, provincial, local or foreign income, gross receipts, property, sales, goods and services use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority. "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

         (b)  With respect to each of Parent, the Parent Group and each Parent
Subsidiary: (i) all Tax Returns required to be filed have been timely filed with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed; (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid; (iii) no claim has ever been made by any Governmental Entity in a jurisdiction in which Parent, the Parent Group or any Parent Subsidiary does not file Tax Returns that Parent, the Parent Group or any Parent Subsidiary is or may be subject to taxation by that jurisdiction; (iv) neither Parent nor any Parent Subsidiary has ever been a member of any affiliated group as defined in Section 1504 of the Code other than the Parent Group; (v) Parent, the Parent Group and each Parent Subsidiary has paid (or accrued in its most recent financial statements filed with the Parent SEC Documents) all Taxes attributable to all periods or portions thereof ending on or before September 30, 1994, except for any Taxes which are not material in amount; (vi) the Tax Returns referred to in clause (i) relating to foreign, federal, state and provincial income Taxes have been examined by the Internal Revenue Service, Revenue Canada or the appropriate state or other taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vii) there are no liens for Taxes upon any asset of Parent, the Parent Group or any Parent Subsidiary except for liens for current Taxes not yet due; (viii) no deficiency in respect of Taxes which have been assessed against Parent, the Parent Group or any Parent Subsidiary remains unpaid and there are no audits or investigations pending against Parent, the Parent Group or any Parent Subsidiary with respect to any Taxes; (ix) there are no claims, assessments, levies, administrative proceedings or lawsuits pending or threatened against Parent, the Parent Group or any Parent Subsidiary by any tax authority; and (x) none of Parent, the Parent Group or any Parent Subsidiary has any liability for penalties with respect to the Tax Returns described in clause (i).

         Section 2.19 Tax-Free Reorganization. With respect to the qualification of the Merger as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code: (a) immediately following the Merger, the Company will hold at least 90 percent of the fair market value of Sub's net assets and at least 70 percent of the fair market value of Sub's gross assets held immediately prior to the Effective Time, provided that amounts used by Sub to pay reorganization expenses will be included as assets of Sub immediately prior to the Merger, (b) prior to the Merger, Parent will be in control of Sub within the meaning of Section 368(c) of the Code, (c) Parent has no plan or intention to cause the Company, after the Merger, to issue additional shares of Company Stock that would result in Parent losing control of Company within the meaning of Section 368(c) of the Code, (d) Parent has no plan or intention to reacquire any of the Parent Common Stock issued in the Merger, (e) Parent has no plan or intention to liquidate Company, to merge Company with or into another corporation, to sell or otherwise dispose of its Company Stock except for transfers of Company Stock to corporations of which Parent has control (within the meaning of Section 368(c) of the Code) at the time of such transfer, or to cause Company to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation of which the Company has control (within the meaning of 368(c) of the Code) at the time of such transfer, (f) the liabilities of Sub assumed by Company and the liabilities to which the transferred assets of Sub are subject were incurred by Sub in the ordinary course of its business, (g) following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business, (h) Parent and Sub will pay their respective expenses, if any, incurred in connection with the Merger, (i) there is no intercorporate indebtedness existing between Parent and the Company or between Sub and the Company that was issued, was acquired or will be settled at a discount, (j) the Parent Common Stock that will be exchanged for Company Stock is voting stock within the meaning of Section 368(a)(2)(E) of the Code,
(k) Parent does not own, nor has it owned during the past five years any Company Stock, (l) Parent and Sub are not investment companies as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code, (m) the payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration, (n) the total cash consideration that will be paid in the Merger to the holders of Company Stock instead of issuing fractional shares of Parent Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the holders of Company Stock in exchange for their Company Stock, (o) none of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of Company Stock, (p) none of the Parent Common Stock received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any employment agreement, and (q) and the compensation paid to any shareholder-employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

         Section 2.20 Internal Financial Report. The consolidated financial report for the period ended October 31, 1994 prepared for the internal use of Parent's management (a true and correct copy of which has been furnished to the Company) was prepared in accordance with and consistent with past practice.

         Section 2.21 Undisclosed Liabilities. Except as set forth in the Parent SEC Documents filed with the SEC prior to the date hereof, at the date of the most recent audited financial statements of Parent included in the Parent SEC Documents, neither Parent nor any of its Subsidiaries had, and since such date neither Parent nor any of such Subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto or that, individually or in the aggregate, would have a Material Adverse Effect on Parent.

         Section 2.22 No Stock Ownership in Company. Neither Parent nor any of its affiliates as of the date hereof beneficially own any Company Stock.

         Section 2.23 No Misrepresentation. None of the factual information furnished in written or electronic form to the Company or its representatives by Parent in connection with this Agreement or the investigation by the Company with respect to this Agreement (i) was inaccurate or false in any material respect or (ii) knowingly omitted any portion of such information necessary to make the information that was furnished, in light of the circumstances, not misleading in any material respect.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Company Disclosure Schedule (as defined below), the Company represents and warrants to Parent and Sub as follows:

         Section 3.1 Organization, Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company's Subsidiaries that is a corporation is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company's Subsidiaries that is not a corporation is duly organized under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has delivered to Parent complete and correct copies of its Restated Certificate of Incorporation and By-laws and of the articles or certificates of incorporation, by-laws or other similar organizational or governing documents of its Subsidiaries.
Section 3.1 of the Company Disclosure Schedule lists each direct or indirect Subsidiary of the Company and the number and percentage of outstanding shares of capital stock or other ownership interests owned by the Company in such Subsidiary. All the outstanding shares of capital stock of the Company's Subsidiaries that are corporations and all of the Company's direct or indirect ownership interests in the Company's Subsidiaries that are not corporations are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights. All such stock and ownership interests are owned of record and beneficially by the Company or the Company's Subsidiary identified on such schedule as owning such interest, free and clear of all liens, pledges, security interests, charges, claims and other encumbrances of any kind or nature. Except for the capital stock and ownership interests of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock, equity interest or other ownership interest in any corporation, partnership, association, joint venture (exclusive of any joint operating agreement), limited liability company or other entity. No Subsidiary that is not wholly-owned holds any shares of Company Stock. "Company Disclosure Schedule" means the schedule of disclosures made by the Company to Parent that has been delivered simultaneously with the execution of this Agreement.

         Section 3.2 Capital Structure. (a) The authorized capital stock of the Company consists of 6,000,000 shares of Company Class A Stock, 13,000,000 shares of Company Class B Stock and 500,000 shares of Preferred Stock, $1.00 par value, of the Company ("Company Preferred Stock"). At the close of business on December 15, 1994, 2,304,007 shares of Company Class A Stock and 7,302,218 shares of Company Class B Stock (including 220,000 shares of Company Class B Stock held of record and beneficially by DEKALB Energy Canada Ltd.) were issued and outstanding. As of the date hereof, (i) an aggregate of 9,606,225 shares of Company Stock were issued and outstanding,
(ii) 435,383 shares of Company Class A Stock and 7,050 shares of Company Class B Stock were reserved for issuance upon the exercise of outstanding Company Stock Options (as defined below), (iii) 79,782 shares of Company Class A Stock and 4,212,466 shares of Company Class B Stock were held by the Company in its treasury and (iv) no shares of Company Preferred Stock were issued or outstanding or reserved for issuance. All outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and not subject to preemptive rights.

         (b) Except for the Company Stock Options, exercisable for 435,383 shares of Company Class A Stock and 7,050 shares of Company Class B Stock, outstanding as of the date of this Agreement, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities of the Company or any Subsidiary.

         (c) Section 3.2 to the Company Disclosure Schedule sets forth a complete and correct list of all outstanding Company Stock Options, setting forth as of the date hereof (i) the number and type of Company Stock Options outstanding, (ii) the exercise price of each outstanding Company Stock Option,
(iii) the number of Company Stock Options exercisable, and (iv) assuming no amendment or waiver of the terms thereof, the number of Company Stock Options that will become exercisable on account of the Merger or any other transaction contemplated hereby. Section 3.2 of the Company Disclosure Schedule also sets forth a complete and correct list of all outstanding phantom stock awards, stock appreciation rights or other equity based incentive compensation arrangements, including all material terms thereof. The Company has delivered to Parent true and correct copies of all agreements, instruments and other governing documents relating to the foregoing.

         Section 3.3 Authority; Non-Contravention. The Board of Directors of the Company has declared the Merger advisable and the Company has all requisite power and authority to enter into this Agreement and, subject to approval of the Merger by the stockholders of the

Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to approval of the Merger by the stockholders of the Company as set forth in Section 6.1.
This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or By-laws of the Company or any provision of the comparable charter or organization documents of any of its Subsidiaries, (ii) any contract, agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iii) any judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing, if required, of a premerger notification and report form by the Company under the HSR Act, and filings under the Investment Canada Act and the Competition Act, (ii) the filing with the SEC of (x) the Proxy Statement and
(y) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iv) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under (a) the laws of Canada (or any territory or province thereof) or any other foreign country in which the Company or any of its Subsidiaries conducts any business or owns any property or assets or (b) the corporation, takeover or "Blue Sky" or securities laws of various states of the United States and territories or provinces of Canada, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

         Section 3.4 SEC Documents. The Company has timely filed all required documents with the SEC since January 1, 1991, and will file all required Company SEC Documents between the date hereof and the Effective Time (all such documents, the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included or to be included in the Company SEC Documents comply or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present or will present the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

         Section 3.5 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, between September 30, 1994 and the date hereof, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or any securities of a Subsidiary not wholly-owned by the Company or any redemption, purchase or other acquisition by the Company of any of its securities or any securities of a Subsidiary not wholly-owned by the Company, (ii) any material damage, destruction or loss (whether or not covered by insurance) to any material asset of the Company, (iii) other than in the ordinary course of business, any expenditure of funds, contractual commitment to expend or liability or obligation incurred by the Company involving an amount in excess of $50,000, or any series thereof of similar type or nature aggregating to an amount in excess of $50,000, (iv) any obligation incurred by the Company of the nature referred to in the first sentence of Section 3.23, (v) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles, (vi) except as contemplated in this Agreement, any revaluation by the Company of any of its assets, including the writing down or off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices and, in the case of notes or accounts receivable, not in excess of $50,000 in the aggregate,
(vii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 5.1(b), except for capital expenditures provided for in the Company's fourth quarter 1994 capital expenditure budget, a copy of which is attached to the Company Disclosure Schedule ("1994 Capital Budget"), (viii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, or (ix) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company or give rise to a Material Adverse Change with respect to the Company.

         Section 3.6 Litigation. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, there are no investigations, claims, actions, suits, or proceedings pending or threatened, before or by any court or government agency which (i) will, or can reasonably be expected to, have a Material Adverse Effect on the Company, or (ii) could have a material adverse effect on the transactions contemplated hereby or the performance of Parent's or the Company's obligations hereunder.

         Section 3.7 Brokers. No broker, investment banker or other person, other than Merrill Lynch & Co., the fees and expenses of which will be paid by the Company on the terms set forth in the engagement letter a copy of which has been furnished to Parent, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         Section 3.8 Benefit Plans; ERISA Compliance. (a) Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, since December 31, 1993, there has not been any adoption or material amendment by the Company or any of its Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, dependent care, cafeteria, employee assistance, scholarship or other plan, program, arrangement or understanding (whether or not legally binding) maintained in whole or in part, contributed to, or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any present or former officer, employee or director of the Company or any of its Subsidiaries (collectively, and including all amendments thereto, for purposes of this Section 3.8, "Benefit Plans").

         (b) Section 3.8 of the Company Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (sometimes referred to in this Section 3.8 as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (sometimes referred to in this Section 3.8 as "Welfare Plans") and all other Benefit Plans currently maintained in whole or in part, contributed to, or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any present or former officer, employee or director of the Company or any of its Subsidiaries. Except for those documents relating to benefit plans that were terminated in connection with the Company's ceasing substantially all of its operations in the U.S., the Company has delivered to Parent true, complete and correct copies of (A) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (B) the three annual reports on Form 5500 most recently filed with the IRS with respect to each Benefit Plan (if any such report was required),
(C) the most recent IRS determination letter requested for each Benefit Plan intended to be qualified under Section 401(a) of the Code and all rulings or determinations concerning such Benefit Plan requested of the IRS subsequent to the date of that letter, (D) the most recent actuarial report for each Benefit Plan for which an actuarial report is required by ERISA, (E) the most recent summary plan description for each Benefit Plan for which such summary plan description is required by ERISA and each summary of material modifications prepared, as required by ERISA, after the last summary plan description, (F) each trust agreement and/or group annuity contract relating to any Benefit Plan and (G) all material correspondence for the last three years prior to the Effective Date with the IRS or the United States Department of Labor relating to plan qualification, filing of required forms, or pending, contemplated and announced plan audits with respect to any Benefit Plan, except that this sentence does not apply to any multiemployer plans.

         (c) Each Pension Plan maintained and each pension plan formerly maintained that is or was intended to be qualified under Section 401(a) of the Code has been the subject of a determination letter from the IRS to the effect that such plan is qualified under Section 401(a) of the Code or can still be submitted in a timely manner to the IRS for such a letter, and no such determination letter has been revoked nor has revocation of any such letter been threatened, nor has any such plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs, and nothing has occurred or failed to occur which would cause the loss of such qualification, and all amendments required to be adopted before the Effective Time for any such Pension Plan to continue to be so qualified have been or will be duly and timely adopted, except that this sentence does not apply to any multiemployer plans; provided however, that to the extent that this representation applies to terminated pension plans, this representation refers to the qualified status of any such plan through the time of its termination. The Company has paid all premiums (including any applicable interest, charges and penalties for late payment) due the PBGC with respect to each such Pension Plan for which premiums to the PBGC are required. No such Pension Plan in whole or in part maintained by the Company has been terminated or partially terminated under circumstances which would result in liability to the PBGC.

         (d) Each of the Benefit Plans sponsored by, and each of the benefit plans formerly sponsored by, the Company or any of its Subsidiaries:
(A) has been in substantial compliance with all reporting and disclosure requirements of (i) Part 1 or Subtitle B of Title I of ERISA, if applicable, or
(ii) other applicable law, (B) has had the appropriate required Form 5500 (or equivalent annual report) filed, timely, with the appropriate Governmental Entity for each year of its existence, (C) has at all times complied with the bonding requirements of (i) Section 412 of ERISA, if applicable, or (ii) other applicable law (D) has no issue pending (other than the payment of benefits in the normal course) nor any issue resolved adversely to the Company or any of its Subsidiaries which may subject the Company or any of its Subsidiaries to the payment of a material penalty, interest, tax or other obligation, nor is there any basis for any imposition of any such liability, and (E) has been maintained in all respects in compliance with the applicable requirements of ERISA, the Code and other applicable law (including all rules and regulations issued thereunder) not otherwise covered hereunder so as not to give rise to any material liabilities to the Company or its Subsidiaries.

         (e) All voluntary employee benefit associations maintained by the Company or any of its Subsidiaries and intended to be exempt from federal income tax under Section 501(c)(9) of the Code have been submitted to and approved as exempt from federal income tax under Section 501(c)(9) of the Code by the IRS, and nothing has occurred or failed to occur which would cause the loss of such exemption.

         (f) The execution of this Agreement or the consummation of the transactions contemplated by this Agreement will not give rise to any, or trigger any, change of control, severance or other similar provisions in any Benefit Plan other than with respect to Company Stock Options.

         (g) Neither the Company nor any of its Subsidiaries provides material post-retirement medical, health, disability or death protection coverage or contributes to or maintains any employee welfare benefit plan which provides for medical, health, disability or death benefit coverage following termination of employment by any officer, director or employee except as is required by Section 4980B(f) of the Code or other applicable statute, nor has it made any representations, agreements, covenants or commitments to provide that coverage.

         (h)     No Pension Plan or pension plan subject to Title IV of ERISA
(i) that the Company or any of its Subsidiaries maintains or maintained, or
(ii) to which the Company or any of its Subsidiaries is or was obligated to contribute, other than any such plan that is or was a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) had, as of its most recent annual valuation date, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to Parent. None of such plans subject to Section 302 of ERISA has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA), whether or not waived. None of the Company, any of its Subsidiaries, any officer of the Company or any of its Subsidiaries or any of the Benefit Plans or prior benefit plans (including the Pension Plans and prior pension plans) which are subject to ERISA, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406, 407 or 408 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any of its Subsidiaries or any officer of the Company or any of its Subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or (1) of ERISA which would have a Material Adverse Effect on the Company. No "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to which the 30-day notice requirement has not been waived has occurred and is continuing with respect to any such Pension Plan, other than as may arise as a result of the consummation of the Merger. Neither the Company nor any of its Subsidiaries has suffered a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 for which the Company has any material liability outstanding.

         (i) With respect to any Benefit Plan that is a Welfare Plan, (A) each such Benefit Plan that is a group health plan, as such term is defined in
Section 5000(b)(1) of the Code, complies in all material respects with any applicable requirements of Part 6 of Title I of ERISA and Section 4980B(f) of the Code and (B) each such Benefit Plan (including any such plan covering retirees or other former employees) may be amended or terminated with respect to health benefits without material liability to the Company or any of its Subsidiaries on or at any time after the consummation of the Merger.

         (j) All contributions required by law or by a collective bargaining or other agreement to be made under the Benefit Plans with respect to all periods through the Effective Date including a pro rata share of contributions due for the current plan year, will have been made by such date or provided for by adequate reserves by the Company and/or each Subsidiary. No changes in contribution rates or benefit levels have been implemented or negotiated (but not yet implemented), with respect to any Benefit Plan since the date on which the information provided in the attached schedule has been provided, and no such changes are scheduled to occur.

         (k) Neither the Company nor any Subsidiary has or will have any material liability or obligation for taxes, penalties, contributions, losses, claims, damages, judgments, settlement costs, expenses, costs, or any other liability or liabilities of any nature whatsoever arising out of or in any manner relating to any Benefit Plan or prior benefit plan (including but not limited to employee benefit plans such as foreign plans which are not subject to ERISA), that has been, or is, contributed to by any entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code), with the Company or any Subsidiary.

         (l) Neither the Company nor any Subsidiary has incurred a liability for payment of premiums to the United Mine Workers of America Combined Benefit Fund pursuant to Section 9704 of the Code, which liability has not been satisfied in full.

         (m) All Benefit Plans for employees of the Company in Canada are registered as required and all reporting and filing requirements have been complied with on a timely basis. Further, none of the Benefit Plans in place for employees in Canada have, on the date of this Agreement, any accumulated funding deficiency.

         Section 3.9 Director, Officer and Employee Agreements. (a) Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, there exist no material employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its Subsidiaries and any officer, director or key employee of the Company or any of its Subsidiaries.

         (b) Section 3.9 of the Company Disclosure Schedule lists as of the date hereof the 1994 base salary and targeted bonuses (including the maximum aggregate amount of such bonuses) and the 1995 base salary and targeted bonuses of each of the officers, directors and employees of the Company and each Subsidiary. From the date hereof through the Effective Date, there will be no increase in the compensation payable to any of such officers, directors or employees, except for budgeted increases set forth in such schedule.=

         Section 3.10 Certain Business Practices. There are no situations with respect to the Company or any of its Subsidiaries which involved or involve (i) the use of any corporate funds or unlawful contributions, gifts or entertainment or other unlawful expenses related to political activity, (ii) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (iii) the violation of any of the provisions of the United States Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (iv) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws, or (v) any investigation by the SEC or any Governmental Entity.

         Section 3.11     No Excess Parachute Payments or Compensation.  (a)
No deduction will be disallowed under Section 280G(a) of the Code for any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect.

         (b) No deduction for employee remuneration paid or payable to any covered employee (as defined in Section 162(m)(3) of the Code) of the Company or any of its Subsidiaries has been or will be disallowed under Section 162(m) of the Code.

         Section 3.12 Insider Interests. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, no affiliate, officer or director of the Company or any of its Subsidiaries has any agreement with the Company or any interest in any property, real or personal, tangible or intangible, of the Company except for the normal rights as a stockholder or an employee and except for such other matters which, under the rules of the SEC, are not required to be disclosed.

         Section 3.13 Compliance with Laws. The Company and its Subsidiaries hold all required, necessary or applicable permits, licenses, grants, authorizations, easements, variances, exemptions, certificates, orders, franchises and approvals necessary to own, lease and operate its material properties and to carry on its material business as now being conducted (the "Company Permits") and there is no action, proceeding or investigation pending or threatened regarding the suspension or cancellation of any of the Company Permits. The Company and its Subsidiaries are in compliance in all material respects with the terms of the Company Permits except where the failure to so comply would not have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to the Company or any of its Subsidiaries or their respective business, assets or operations.

         Section 3.14 Intellectual Property. The Company and its Subsidiaries own, or are licensed or otherwise have the right to use, all Intellectual Property currently used in the conduct of the business and operations of the Company and its Subsidiaries, except where the failure to so own or otherwise have the right to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any person, subject to such claims and infringements as do not, individually or in the aggregate, give rise to any liability on the part of the Company and its Subsidiaries which could have a Material Adverse Effect on the Company, and no person is infringing on any right of the Company or any of its Subsidiaries with respect to any such Intellectual Property. No claims are pending or threatened that the Company or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property.

         Section 3.15 Labor Matters. There are no collective bargaining agreements or other labor union agreements or understandings to which the Company or any of its Subsidiaries is a party or by which any of them is bound, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that the Company or any Subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions. Since September 30, 1994 neither the Company nor any of its Subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

         Section 3.16 Insurance. Section 3.16 of the Company Disclosure Schedule summarizes the amount and scope of insurance as to which the Company or any of its Subsidiaries has insurance contracts. All of the Company's insurance policies or contracts of insurance are sufficient for compliance with all requirements of law and of all agreements to which the Company or any of its Subsidiaries is a party. All insurance policies pursuant to which any such insurance is provided are in full force and effect, no notice of cancellation or termination has been given to the Company or any of its Subsidiaries by the carrier, and all premiums required to be paid have been paid in full.

         Section 3.17 Property Records and Title. (a) The information set forth in Section 3.17(a) of the Company Disclosure Schedule accurately reflects the following information contained in the Company's internal land records (the "Company Land Records"): (i) the working interest ("WI"); (ii) the distribution of properties as between freehold and crown lands; (iii) freehold property royalty burdens; (iv) overriding royalty burdens; (v) freehold property net profits interest burdens; (vi) royalties owned; (vii) overriding royalties owned; (viii) net profits interests owned; (ix) potential reversions of any of the interests described in (i) through (viii) hereinabove; and (x) any payout balances.

         (b) The information in the Company Land Records regarding the categories of information set forth in clauses (i) through (x) of Section 3.17(a) (the "Relevant Categories") is consistent with the information regarding the Relevant Categories contained or reflected in the Company's record of receipts and disbursements with respect to the Company's oil and gas properties as set forth in the Company's internal accounting and financial records.

         (c) The historical rates of production of oil and gas set forth in the Aries Database (as defined below) with respect to each well described therein accurately reflect the rates of production of oil and gas obtained by the Company from CD Pubco. The "Aries Database" shall mean the data recorded electronically by the Aries computer program on two magnetic files which were provided by the Company to Parent on three floppy diskettes (containing one file setting forth the proved reserve report database dated November 30, 1994) and one floppy diskette (containing one file setting forth the probable reserve report database dated December 1, 1994).

         (d) The Company and each of its Subsidiaries has Good and Defensible Title to the Leases, Wells and Units listed in Section 3.17(a) of the Company Disclosure Schedule, insofar as such Leases, Wells and Units cover the formations shown for such Wells in Section 3.17(a) of the Company Disclosure Schedule , together with the Leases or portions thereof attributable to such Wells and Units.

         (e) "Leases" means the oil and gas leases, oil, gas, and mineral leases, royalties, overriding royalties, production payments, net profits interests, fee minerals, and other oil, gas, and mineral interests (together with contractual rights, options or interests in and to any of the foregoing) owned by the Company or any of its Subsidiaries. "Units" means (i) all unitization and pooling agreements and orders covering the lands subject to the Leases, or any portion thereof, and the units and pooled areas created thereby, and (ii) all existing or projected future units and pooled areas set forth or referenced in Section 3.17(a) of the Company Disclosure Schedule. "Wells" means wells (including projected future wells) for the production of crude oil, natural gas, casinghead gas, coal bed methane, condensate, natural gas liquids and other gaseous and liquid hydrocarbons or any combination thereof ("Hydrocarbons") which are listed in Section 3.17(a) of the Company Disclosure Schedule or which are located on the lands (the "Lands") covered by the Leases and the Units. "Properties" means, collectively, the Leases, Wells, Units and Lands.

         (f) "Good and Defensible Title" means, with respect to ownership of Leases attributable to the Lands, a Well or Unit, a legal or beneficial title that (i) entitles the Company or any of its Subsidiaries to receive, throughout the life of the Properties, the revenue interests attributable to the Properties and the Company's WI shown in Section 3.17(a) of the Company Disclosure Schedule; (ii) obligates the Company or any of its Subsidiaries, as applicable, to bear, throughout the life of a Well or Unit (and the plugging, abandonment and salvage thereof), no greater WI for such Well or Unit than the WI shown therefor in Section 3.17(a) of the Company Disclosure Schedule, except increases in such WI that result in at least a proportionate increase in the Company's or its applicable Subsidiaries' revenue interest attributable to such WI for such Well or Unit (including, without limitation, increases resulting from co-owner non-consents) and increases that result from contribution requirements with respect to defaulting co-owners; and (iii) is free and clear of all liens, security interests, collateral assignments, encumbrances, clouds on title, irregularities and defects except for Permitted Encumbrances.

         (g)     "Permitted Encumbrances" means the following:

                 (i) liens for taxes not yet due or, if due, being challenged in good faith by appropriate proceedings;

                 (ii) materialmen's, mechanics', builders' and other similar liens or charges arising in the ordinary course of business for obligations that are not delinquent and that will be paid or discharged in the ordinary course of business or, if delinquent, that are being contested in good faith in the ordinary course of business;

                 (iii) easements, rights-of-way, servitudes, permits, surface leases, and other rights in respect of surface operations that do not materially interfere with the Company's or its Subsidiary's, as applicable, operations of the portion of the Properties burdened thereby;

                 (iv) rights reserved to or vested in any governmental authority to control or regulate any of the Wells or Units and all applicable laws, rules, regulations, and orders of such authorities so long as the same
                          (i) do not decrease the Company's or its Subsidiary's, as applicable, revenue interest attributable to Properties shown in Section 3.17(a) of the Company Disclosure Schedule, or increase the Company's or its Subsidiary's, as applicable, WI above the WI shown in Section 3.17(a) of the Company Disclosure Schedule, without at least a proportionate increase in the Company's or its Subsidiary's, as applicable, revenue interest attributable to such WI, or (ii) create any liens in respect of such Wells or Units.

                 (v) any title defects that Parent may have expressly waived in writing;

                 (vi) liens arising under operating agreements, unitization, and pooling agreements, orders and statutes and production sales contracts securing amounts not yet due or, if due, being contested in good faith in the ordinary course of business;

                 (vii) the terms and conditions of all contracts and agreements relating to the Properties, including exploration agreements, gas sales contracts, processing agreements, farmins, farmouts, operating agreements, and right-of-way agreements, to the extent such terms and conditions (i) do not decrease the Company's or its Subsidiary's, as applicable, revenue interest attributable to the Properties shown in Section 3.17(a) of the Company Disclosure Schedule, or increase the Company's WI above the WI shown in Section 3.17(a) of the Company Disclosure Schedule, without at least a proportionate increase in the Company's or its Subsidiary's, as applicable, revenue interest attributable to such WI, (ii) are normal and customary in the oil and gas industry, and (iii) would not conflict with any other portion of this definition of Permitted Encumbrances;

                 (viii) royalties, overriding royalties, net profits interests, production payments, reversionary interests, and similar interests as shown in Section 3.17(a) of the Company Disclosure Schedule;

                 (ix) conventional rights of reassignment requiring notice to the holders of the rights prior to surrendering or releasing a leasehold interest;

                 (x) calls on production exercisable only at prices substantially equivalent to then-current fair market value;

                 (xi) consents to assignment and preferential rights to purchase any or all of the Properties other than any such consents or rights which (i) are applicable to the transactions contemplated by this Agreement or
                          (ii) were applicable to a previous transaction involving the transfer of all or any portion of the Properties but were not complied with at the time of the consummation of such transaction; and

                 (xii) those matters listed in Section 3.17(g) of the Company Disclosure Schedule.

         Section 3.18 Contracts. Set forth in Section 3.18 of the Company Disclosure Schedule is a true and correct description of each contract, agreement, lease or similar arrangement to which the Company or any of its Subsidiaries is a party or by which any of the assets of the Company or any of its Subsidiaries are bound and which:

                 (i) is an agreement for the sale or purchase of any Hydrocarbons produced from or attributable to the Wells, the Lands or the Units, except those sales or purchase agreements which (i) by the terms of such agreement expire within six months or can be terminated by the Company or its Subsidiary, as applicable, upon not more than six months notice without penalty or (ii) involve aggregate expenditures or receipts not in excess of $50,000;

                 (ii) creates any area of mutual interest with respect to the acquisition by the Company or any of its Subsidiaries or any of their respective assigns of any interest in any Hydrocarbons, lands or other assets;

                 (iii) evidences an obligation to pay a deferred purchase price in excess of $150,000 for property or services;

                 (iv) evidences a lease or rental of any land, building, or other improvements or portion thereof for a price in excess of $50,000 per year;

                 (v) creates or evidences a mortgage, indenture, guarantee, note, loan agreement, pledge agreement, installment obligation, or other instrument for or relating to any borrowing of more than $50,000, except for inter-company borrowings between or among the Company and its Subsidiaries;

                 (vi) subjects the Company or any of its Subsidiaries or the assets of the Company or any of its Subsidiaries to any partnership agreement or provisions requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code or a partnership information return under Section 229 of the Regulations to the Income Tax Act (Canada);

                 (vii) creates or evidences an asset purchase or sale agreement involving aggregate consideration in excess of $50,000;

                 (viii) creates or evidences an obligation to be or remain liable for any Environmental Liabilities (as defined below), excluding joint operating agreements entered into in the ordinary course of business; or

                 (ix) is not described in items (i) through (viii) above and involves expenditures or receipts of $150,000 or more in any calendar year;

                 (x) is not described in items (i) through (ix) above and the breach or loss of which would have a Material Adverse Effect on the Company.

As to all such contracts, agreements, leases and arrangements, and except for such violations, breaches or other matters as do not involve amounts in excess of $50,000 in the aggregate as to individual contracts, agreements, leases and arrangements, (i) such contracts, agreements, leases and arrangements are in full force and effect; (ii) except to the extent that they are non-monetary and not material, there are no violations or breaches thereof, or existing facts or circumstances which upon notice or the passage of time or both will constitute a violation or breach thereof by the Company or any of its Subsidiaries or by any other party thereto; (iii) no notice of the exercise or attempted exercise of premature termination, price reduction, market-out or curtailment has been received by the Company or any of its Subsidiaries with respect thereto; (iv) no notice has been received by the Company that any party thereto intends not to honor its obligations thereunder; and (v) except with regard to contracts as to which such delivery or access would violate the terms of such contract or any other agreement, true, correct and complete copies thereof have been made available to Parent by the Company and Company will, or will cause its applicable Subsidiaries to, promptly make requests of the parties for which delivery or access is so restricted and use reasonable best efforts to obtain or afford Parent access to such contracts.

         Section 3.19 Condition of Assets. Each of the Company and its Subsidiaries owns or has the right to use under customary industry terms the assets it needs to operate its business, including (a) plants, facilities, pipelines, gathering and processing systems, compressors and equipment, all of which have been maintained in a state of repair so as to be adequate for normal operations (b) easements, rights-of-way, surface leases, surface fee interests, licenses and permits and (c) seismic data (both proprietary and purchased from other persons).

         Section 3.20 Environmental Matters. The Company and its Subsidiaries have not received notice of any violation of or investigation relating to any U.S., Canadian, or other federal, state, provincial or local environmental or pollution law, regulation, or ordinance with respect to assets now or previously owned or operated by the Company or any of its Subsidiaries that has not been fully and finally resolved. All permits, licenses and other authorizations which are required under Environmental Laws relating to assets now owned or operated by the Company or any of its Subsidiaries, including Environmental Laws relating to actual or threatened emissions, discharges or releases of Pollutants have been obtained and are effective, and, with respect to assets previously owned or operated by the Company or any of its Subsidiaries, were obtained and were effective during the time of the Company's or any Subsidiaries' operation. No conditions exist on, in or about the properties now or previously owned or operated by the Company or any of its Subsidiaries or any third-party properties to which any Pollutants generated by the Company or any or its Subsidiaries were sent or released that give rise on the part of the Company or any of its Subsidiaries to liability under any Environmental Laws, claims by third parties under Environmental Laws or under common law or the incurrence of costs to avoid any such liability or claim (collectively, "Environmental Liabilities"). All operators of the Company's or any of its Subsidiaries' assets are in compliance with all terms and conditions of Environmental Laws, permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, relating to the Company's or any of its Subsidiaries' assets.

         Section 3.21 Tax Matters. (a) "Company Group" shall mean as of any time any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504 (b) of the Code) that includes the Company as of that time.

         (b)  With respect to each of the Company, the Company Group and each
Subsidiary: (i) all Tax Returns required to be filed have been timely filed with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed; (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid; (iii) none of the Company, the Company Group nor any Subsidiary has extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax; (iv) none of the Company, the Company Group nor any Subsidiary is a party to any Tax allocation or sharing agreement (i.e., any agreement or arrangement for the payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which includes the Company or any Subsidiary) with any corporation which is not directly or indirectly 100% owned by Company; (v) there are no claims, assessments, levies, administrative proceedings or lawsuits pending or threatened against the Company, the Company Group or any Subsidiary by any tax authority; (vi) there are no requests for rulings in respect of any Tax pending by the Company, the Company Group or any Subsidiary with any tax authority; (vii) none of the Company, the Company Group nor any Subsidiary has any liability for penalties with respect to the Tax Returns described in clause
(i); (viii) no deficiency in respect of any Taxes which has been assessed against the Company, the Company Group or any Subsidiary remains unpaid and there are no audits or investigations pending against the Company, the Company Group or any Subsidiary with respect to any Taxes; (ix) no claim has ever been made by any Governmental Entity in a jurisdiction in which the Company, the Company Group or any Subsidiary does not file Tax Returns that the Company, the Company Group or any Subsidiary is or may be subject to taxation by that jurisdiction; (x) there are no liens for Taxes upon any asset of the Company, the Company Group or any Subsidiary except for liens for current Taxes not yet due; (xi) the Tax Returns referred to in clause (i) relating to federal, state and provincial income Taxes have been examined by the Internal Revenue Service, Revenue Canada or the appropriate state, provincial or other tax authority or the period for assessment of the Taxes in respect of such Tax Returns has expired; (xii) there are no accounting method changes of the Company, the Company Group nor any Subsidiary that could reasonably be expected to give rise to an adjustment under Section 481 of the Code for periods after the Effective Date; (xiii) since January 1988, neither the Company nor any Subsidiary has ever been a member of any affiliated group as defined in Section 1504 of the Code, other than the Company Group; (xiv) the Company, the Company Group and each Subsidiary has paid (or accrued in the most recent financial statements filed with the Company SEC Documents) all Taxes attributable to all periods or portions thereof ending on or before September 30, 1994, except for any Taxes which are not material in amount; and (xv) the Company does not have an "excess loss account" (as determined pursuant to the regulations under Section 1502 of the Code) with respect to the stock of any Subsidiary or "deferred intercompany transactions" (as defined in the Code's Treasury Regulation Section 1.1502-13(a)(2)).

         (c) With respect to any spin-offs consummated by the Company and treated as tax free pursuant to Section 355 of the Code, the Company complied with the requirements of all letter rulings obtained from the IRS in respect thereto.

         (d) The Company and its Subsidiaries have not, as of the date of this Agreement, consummated any sales through any corporation intended to qualify as a "DISC" under Section 992 of the Code.

         Section 3.22 Tax-Free Reorganization. With respect to the qualification of the Merger as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code: (a) to the best knowledge of the management of the Company, there is no plan or intention on the part of stockholders of the Company Stock to sell, exchange, or otherwise dispose of a number of shares of Parent Common Stock received in the Merger that would reduce the Company stockholders' ownership of Parent Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding shares of Company Stock as of the same date, provided, however, that shares of Company Stock exchanged for cash or other property surrendered by dissenters or exchanged for cash in lieu of fractional shares of Parent Common Stock will be treated as outstanding Company Stock on the date of the Merger, provided, further that shares of Company Stock and

Parent Common Stock held by holders of Company Stock and otherwise sold, redeemed or disposed of prior or subsequent to the Merger will be considered in making this representation; (b) as of the Effective Time and immediately following the Merger, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger, provided that amounts paid by the Company to dissenters, amounts paid by the Company to holders of Company Stock who receive cash or other property, amounts used by the Company to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company immediately prior to the Merger; (c) the Company will pay its respective expenses, if any, incurred in connection with the Merger; (d) at the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire Company Stock that, if exercised or converted, would affect Parent's acquisition or retention of control of Company, as defined in
Section 368(c) of the Code; (e) the Company is not an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code; (f) on the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities plus (without duplication) the amount of liabilities, if any, to which the assets are subject; (g) the Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code; (h) none of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of Company Stock; (i) none of the Parent Common Stock received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any employment agreement; (j) the compensation paid to any shareholder-employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services; and (k) no intercorporate indebtedness between Parent and the Company or between Sub and the Company has been issued or acquired at a discount.

         Section 3.23     Hedging.  The statement attached hereto as Section
3.23 of the Company Disclosure Schedule correctly sets forth for the periods shown obligations of the Company and each of its Subsidiaries as of the date of this Agreement for the delivery of Hydrocarbons attributable to any of the Company's or any of its Subsidiaries' properties in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor. Neither the Company nor any of its Subsidiaries is bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts which are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.

         Section 3.24 Accounts Receivable. Neither the Company nor any of its Subsidiaries has any account receivable which exceeds $50,000 and (i) is more than ninety days old as of October 31, 1994, (ii) is reasonably likely not to be collected by the Company or its applicable Subsidiary and (iii) as to which no specific reserve amount has been provided for and reflected on the Company's balance sheet as of September 30, 1994 previously provided to Parent.

         Section 3.25 Internal Financial Report. The consolidated financial report for the period ended October 31, 1994 prepared for the internal use of the Company's management (a true and correct copy of which has been furnished to Parent) was prepared in accordance with and consistent with past practice.

         Section 3.26 Undisclosed Liabilities. Except as set forth in the Company SEC Documents filed with the SEC prior to the date hereof, at the date of the most recent audited financial statements of the Company included in the Company SEC Documents, neither the Company nor any of its Subsidiaries had, and since such date neither the Company nor any of such Subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth or reflected on a financial statement or in the notes thereto or that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

         Section 3.27 Takeover Defense Mechanisms. The Company has taken all action to assure that Section 203 of the DGCL shall not apply to prevent the Merger or any of the other transactions contemplated hereby (including prior approval by the Board of Directors of the Company of any "transaction which resulted in" Parent "becoming an interested stockholder" within the meaning of Section 203 of the DGCL). Except for the approval of the Merger as provided for in Section 6.1 of this Agreement, no other stockholder action on the part of the Company is required for approval of the Merger and the transactions contemplated hereby. No provision of the Certificate of Incorporation or Bylaws or other governing instruments of the Company or any of its Subsidiaries or the terms of any rights plan or other takeover defense mechanism of the Company or any of its Subsidiaries would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of the Company or any of its Subsidiaries that may be acquired or controlled by Parent or permit any stockholder to acquire securities of the Company or any of its Subsidiaries on a basis not available to Parent in the event that Parent were to acquire securities of the Company.

         Section 3.28 Fairness Opinion. The Board of Directors of the Company has received the opinion of Merrill Lynch & Co. to the effect that, as of the date of delivery of such opinion, the Exchange Ratio is fair, from a financial point of view, to the Company's stockholders.

         Section 3.29 No Misrepresentation. None of the factual information furnished in written or electronic form to Parent or its representatives by the Company in connection with this Agreement or the investigation by Parent with respect to this Agreement (i) was inaccurate or false in any material respect or (ii) knowingly omitted any portion of such information necessary to make the information that was furnished, in light of the circumstances, not misleading in any material respect.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES REGARDING SUB

         Parent and Sub jointly and severally represent and warrant to the Company as follows:

         Section 4.1 Organization and Standing. Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Sub was organized solely for the purpose of entering into this Agreement and engaging in the transactions contemplated by this Agreement and has not engaged in any business since it was incorporated which is not in connection with this Agreement and the transactions contemplated by this Agreement.

         Section 4.2 Capital Structure. The authorized capital stock of Sub consists of 5,000 shares of common stock, par value $1.00 per share, 1,000 of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all liens, claims and encumbrances.

         Section 4.3 Authority. Sub has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Sub of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and Parent as its sole stockholder, and, except for the corporate filings required by state law, no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sub and (assuming the due authorization, execution and delivery hereof by the Company) constitutes a valid and binding obligation of Sub enforceable against Sub in accordance with its terms.


                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 5.1 Conduct of Business by the Company and Parent Pending the Merger. (a) During the period from the date of this Agreement through the Effective Time, each of Parent and the Company shall, and shall cause its Subsidiaries to, in all material respects carry on their respective businesses in, and not enter into any material transaction other than in accordance with, the ordinary course of business and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them with a view to retaining their goodwill and ongoing businesses unimpaired at the Effective Time.

         (b) Without limiting the generality of subparagraph (a), and, except as otherwise expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

                 (i) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to stockholders of the Company in their capacity as such, other than dividends payable to the Company declared by any of the Company's wholly-owned Subsidiaries, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                 (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or equity equivalent (other than, in the case of the Company, the issuance of Company Stock during the period from the date of this Agreement through the Effective Time upon the exercise of Company Stock Options outstanding on the date of this Agreement);

                 (iii) amend its Certificate of Incorporation or amend its By-laws;

                 (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing all or substantially all of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                 (v) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets except for (x) sales of actual production in the ordinary course of business, (y) dispositions set forth in Section 5.1 of the Company Disclosure Schedule and (z) sales of assets (other than oil and gas properties or related plant, equipment, pipeline or gathering system assets or real property) made in the ordinary course of business consistent with past practice and not involving any asset with a value greater than $50,000 or assets with an aggregate value greater than $100,000;

                 (vi) except in the ordinary course of business consistent with past practice and limited to borrowings under the existing principal revolving credit agreement of DEKALB Energy Canada Ltd. and other transactions not exceeding an aggregate amount equal to $100,000, (y) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any wholly-owned Subsidiary of the Company;

                 (vii) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary of the Company;

                 (viii) enter into, adopt or amend any severance plan, agreement or arrangement, any employee benefit plan or any employment or consulting agreement or hire any additional employees or consultants except as contemplated by Section 5.1(b)(viii) of the Company Disclosure Schedule;

                 (ix) make or incur any capital expenditures or any expenditures in connection with this Agreement and the transaction contemplated hereby with regard to fees and expenses of investment bankers, legal counsel, accountants, experts and other consultants that are not set forth in Section 5.1 of the Company Disclosure Schedule (with appropriate contingencies) or in the Company's 1994 Capital Budget or the preliminary 1995 capital budget, a copy of which is attached to the Company Disclosure Schedule, or the superseding definitive 1995 capital budget to be prepared pursuant to Section 6.18, or make or incur any capital expenditure in an amount in excess of that set forth for any such item therein;

                 (x) make any election relating to taxes or settle or compromise any tax liability;

                 (xi) change any material accounting principle used by it, except for any change required by generally accepted accounting principles or by the rules of the SEC;

                 (xii) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement (except for any agreement with Parent) to which the Company or any Subsidiary is a party; or

                 (xiii) authorize any of, or commit or agree to take any of, the foregoing actions;

provided, however, that nothing herein shall be deemed to prohibit or prevent the Company from (A) if the Effective Time is not on or before April 15, 1995, incurring indebtedness on terms reasonably acceptable to Parent as required to redeem in whole or in part the Company's 10% Notes due 1998 which become redeemable April 15, 1995, (B) issuing Company Class A Stock or Company Class B Stock upon exercise of Company Stock Options outstanding on or prior to the Effective Time or (C) amending the Retirement Allowance Agreement of DEKALB Energy Canada Ltd. substantially in accordance with the proposed amendment heretofore furnished to Parent by the Company.

         (c) Without limiting the generality of subparagraph (a), and, except as otherwise expressly contemplated by this Agreement, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company:

                 (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to stockholders of Parent in their capacity as such, other than (1) ordinary quarterly cash dividends by Parent consistent with past practice in an amount not in excess of $.07 per share of Parent Common Stock, (2) dividends declared prior to the date of this Agreement, and
         (3) dividends payable to Parent declared by any of its Subsidiaries;

                 (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or

                 (iii) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities.

         Section 5.2 No Solicitation. (a) The Company shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal. As used in this Agreement, "Takeover Proposal" means any tender offer or exchange offer for 20% or more of the outstanding shares of Company Class A Stock or Company Class B Stock or any proposal or offer for a merger, consolidation, amalgamation or other business combination involving the Company or its Subsidiaries or any equity securities (or securities convertible into equity securities) of the Company, or any proposal or offer to acquire in any manner a 20% or greater equity or beneficial interest in, or a material amount of the assets or value of, the Company or its Subsidiaries, other than pursuant to the transactions contemplated by this Agreement.

         (b) Unless and until this Agreement shall have been terminated pursuant to Section 8.1 hereof, the Company will not, and will not permit any of its Subsidiaries or any of its or its Subsidiaries' officers, directors, employees, agents, financial advisors, counsel or other representatives (collectively, the "Company Representatives") to, directly or indirectly, (i)
(A) solicit, (B) initiate or (C) (excluding any action referred to in clauses
(ii) and (iii) of this sentence) encourage or take any action to facilitate the making of, any offer or proposal that constitutes or that is reasonably likely to lead to any Takeover Proposal, (ii) participate in any discussions (other than among the Company Representatives or as necessary to clarify the terms and conditions of any unsolicited offer, including any financing or other contingencies and other relevant facts with respect thereto) or negotiations regarding any Takeover Proposal or (iii) furnish to any person (other than the Company Representatives, Parent or its representatives) any nonpublic information or nonpublic data outside the ordinary course of conducting the Company's ordinary business; provided, however, that to the extent required by their fiduciary duties under applicable law and after consultation with and based upon the advice of outside legal counsel, the Company's Board of Directors and officers may in response to a person who initiates communication with the Company without there having occurred any action prohibited by clause (i) of this sentence take such actions as would otherwise be prohibited by clauses (ii) and (iii). The Company shall notify Parent orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any offer or proposal and the identity of the person making any inquiry, offer or proposal) and of any of the events described in Section 8.1(f) or 8.1(g) as promptly as possible and in any event within 24 hours after receipt thereof or the occurrence of such events, as appropriate, and shall give Parent five days' advance notice of any agreement to be entered into with or any information or data to be furnished to any person in connection with any such inquiry, offer or proposal.

         Section 5.3 Pooling of Interests; Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other parties shall otherwise agree in writing, none of Parent, Sub, any other Subsidiary of Parent, the Company or any Subsidiary of the Company shall (a) knowingly take or fail to take any action which action or failure to act would jeopardize the treatment of Sub's combination with the Company as a pooling of interests for accounting purposes or (b) knowingly take or fail to take any action, which action or failure to act would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         Section 5.4 Conduct of Business of Sub Pending the Merger. During the period from the date of this Agreement through the Effective Time, Sub shall not engage in any activities of any nature except as provided in or in furtherance of the transactions contemplated by this Agreement.

         Section 5.5 Notices of Certain Events. Each of the Company or Parent, as appropriate, shall promptly notify the other of receipt of:

                 (a) any notice or other communication from any person other than a Governmental Entity alleging that the consent of such person is or may be required in connection with, or that any rights or properties of the Company may be lost or subjected to any preferential purchase or other similar rights by reason of, the transactions contemplated by this Agreement;

                 (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

                 (c) notice of the inception of any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened, against, relating to or involving or otherwise affecting the Company or Parent or any respective Subsidiary which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 2.6 or Section 3.6 or which relate to the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

         Section 6.1 Company Stockholder Approval. The Company shall call a meeting of the holders of the Company Class A Stock (the "Stockholder Meeting") for the purpose of voting upon the Merger. The Stockholder Meeting shall be held as soon as practicable following the date upon which the Registration Statement becomes effective, and the Company will, through its Board of Directors recommend to the holders of the Company Class A Stock the approval of the Merger and not rescind its declaration that the Merger is advisable unless this Agreement is terminated pursuant to Article VIII.

         Section 6.2 Registration Statement; Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, Parent shall prepare and file with the SEC the Registration Statement, containing a proxy statement/prospectus for stockholders of the Company (the "Proxy Statement/Prospectus") in connection with the registration under the Securities Act of the offer and sale of Parent Common Stock to be issued in the Merger and the other transactions contemplated by this Agreement. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement that will be the same as the Proxy Statement/Prospectus, and a form of proxy, in connection with the vote of the holders of the Company's Class A Stock with respect to the Merger (such proxy statement and form of proxy, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, being the "Proxy Statement"). Unless this Agreement is terminated pursuant to Article VIII, each of Parent and the Company will use its best efforts to cause the Registration Statement to be declared effective as promptly as practicable, and shall take or cause to be taken any action required of it under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock in the Merger. Each of Parent and the Company shall furnish to the other all such information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have been declared effective, the Company shall mail the Proxy Statement (i) to its holders of Company Class A Stock entitled to notice of and to vote at the Stockholders Meeting and (ii) to its holders of Company Class B Stock. The Proxy Statement shall include the recommendation of the Company's Board of Directors in favor of the Merger and adoption of this Agreement.

         (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting shall not, at the date the Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Stockholders Meeting or at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors should be discovered by the Company that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent thereof in writing. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         (c) The information supplied by Parent for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Parent for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting shall not, at the date the Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Stockholders Meeting or at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or any of its affiliates, or to their respective officers or directors, should be discovered by Parent that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent shall promptly inform the Company thereof in writing. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         Section 6.3      Access to Information; Confidentiality; Standstill.
(a) Each of Parent and the Company shall, and shall cause each of its Subsidiaries to, afford to the other, and to the other's accountants, counsel, financial advisors and other representatives, reasonable access and permit them to make such inspections as they may reasonably require during normal business hours during the period from the date of this Agreement through the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the other (i) access to each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of U.S., Canadian, state, territorial, provincial or local laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. In no event shall the Company be required to supply to Parent, or to Parent's accountants, counsel, financial advisors or other representatives, any information relating to indications of interest from, or discussions with, any other potential acquirors of the Company which were received or conducted prior to the date hereof except to the extent necessary for use in the Registration Statement.

         (b)(i) All data and information furnished by the Company to Parent or by Parent to the Company (with the party furnishing such being the "Disclosing Party" and the party receiving such being the "Receiving Party", as applicable) or by such Disclosing Party's directors, officers, employees, agents, consultants, attorneys, accountants, affiliates, or controlling persons (such persons collectively referred to herein as "Representatives", as applicable), whether furnished before or after the date hereof, and regardless of the manner in which it is furnished, is referred to in this Agreement as "Proprietary Information". Proprietary Information does not include, however, information which (x) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives, (y) was available to the Receiving Party on a non-confidential basis prior to its disclosure by the Disclosing Party, or (z) becomes available to the Receiving Party on a non-confidential basis from a person other than the Disclosing Party who is not known by the Receiving Party to be (i) otherwise bound by a confidentiality agreement with the Disclosing Party, or (ii) not otherwise prohibited from transmitting the information to the Receiving Party. As used in this Agreement, the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership and individual.

         (ii) Unless otherwise agreed to in writing by the Disclosing Party, the Receiving Party agrees (x) except as otherwise required by law, to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any person other than its Representatives and those employed by it who are actively and directly participating in the evaluation of the Merger contemplated by this Agreement or who otherwise need to know the Proprietary Information for the purpose of evaluating the Merger and to cause those persons to observe the terms of this Section and (y) not to use Proprietary Information for any purpose other than in connection with the consummation of the Merger in a manner which both parties have approved. The Receiving Party will be responsible for any breach of the terms hereof by it or the persons or entities referred to in clause (x) of the preceding sentence. In the event that the Receiving Party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Proprietary Information, the Receiving Party agrees to provide the Disclosing Party with prompt notice of such request(s) to enable the Disclosing Party to seek an appropriate protective order.

         (iii) In the event that this Agreement is terminated for any reason, the Receiving Party will, upon request, promptly (x) either deliver to the Disclosing Party or, at the election of the Disclosing Party, destroy all of the copies of the Disclosing Party's Proprietary Information as the same was furnished to the Receiving Party and (y) furnish to the Disclosing Party a copy of each summary, projection, analysis or extract prepared by the Receiving Party from or based on the Disclosing Party's Proprietary Information; provided, however, that the Receiving Party shall not be required to furnish any information pursuant to clause (y) in violation of any contractual or other applicable requirement not to disclose such summary, projection, analysis or extract. Without prejudice to the rights and remedies otherwise available to it, the Disclosing Party shall be entitled to equitable relief by way of injunction if the Receiving Party or any of its Representatives breach or threaten to breach any of the provisions of this Section 6.3(b); except that in no event shall a party be liable for punitive, special, consequential, or indirect damages. It is further understood and agreed that no failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

         (c) The Receiving Party also agrees that (except pursuant to the Merger) for a period of one (1) year from the date of this Agreement, neither the Receiving Party nor any of its Representatives will knowingly without the prior written consent of the Board of Directors of the Disclosing Party:

         (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any outstanding common stock or direct or indirect rights to acquire any such common stock of the Disclosing Party or any such common stock of the Disclosing Party or any subsidiary thereof, or of any successor to or person in control of the Disclosing Party, or (except in the ordinary course of business) any assets of the Disclosing Party or any subsidiary or division thereof or of any such successor or controlling person;

         (ii) make, or in any way participate, directly or indirectly, in any "solicitation" or "proxies" to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Disclosing Party;

         (iii) make any public announcement unless otherwise required by law or stock exchange regulation with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Disclosing Party or its securities or assets; or

         (iv) form, join or in any way participate in a "group" as defined under Section 13(d) of the Exchange Act, in connection with any of the foregoing.

The Receiving Party will promptly advise the Disclosing Party of any inquiry or proposal made to the Receiving Party with respect to any of the foregoing.

         Section 6.4      Compliance with the Securities Act; Pooling.  Section
6.4 to the Company Disclosure Schedule identifies all persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company. Concurrently with the execution and delivery of this Agreement, Parent has received executed letter agreements, substantially in the form of Exhibit A hereto (the "Affiliate Agreements"), from certain of the persons identified on Section 6.4 to the Company Disclosure Schedule and the Company will use its reasonable best efforts to cause to be delivered to Parent within ten days after the date of this Agreement an executed Affiliate Agreement from each of the other persons identified thereon. Parent shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by former stockholders of the Company who may be affiliates of the Company or Parent pursuant to Rule 145.

         Section 6.5 Stock Exchange Listing. Parent shall use its best efforts to list on the NYSE, upon official notice of issuance, the shares of Parent Common Stock to be issued in connection with the Merger and pursuant to the Company Stock Options.

         Section 6.6      Fees and Expenses.  (a)  Except as provided in
Section 6.6(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         (b) The Company and Parent agree that if this Agreement is terminated for any reason, then (A) Parent shall pay (or reimburse the Company for) the fees and expenses of Ryder Scott Company Petroleum Engineers incurred by the Company pursuant to Section 6.15 hereof and (B) the Company and Parent shall share equally all out-of-pocket expenses incurred relating to (i) printing and mailing the Registration Statement and the Proxy Statement, (ii) the SEC and any "Blue Sky" filing fees in the United States or Canada incurred with filing the Registration Statement and (iii) the solicitation of stockholder approvals; provided, however, that if this Agreement is terminated by reason of a party's breach of this Agreement, such party shall not be entitled to reimbursement from the other party hereto pursuant to this Section 6.6(b). Within 10 days of termination of this Agreement, the Company and Parent shall deliver in writing to the other a schedule of expenses. As soon thereafter as practicable, but not later than 20 days after termination of this Agreement, either the Company or Parent as the case may be shall reimburse the other so as to comply with this Section 6.6(b).

         Section 6.7 Company Stock Options. (a) Parent and the Company shall take such actions as shall be required to permit Parent to, and Parent shall, effective at the Effective Time, (A) assume each option to purchase shares of Company Stock which is outstanding immediately prior to the Effective Time pursuant to the Company's Stock Option Plans, the long-term incentive plan or otherwise (each a "Company Stock Option") and which remains unexercised in whole or in part as of the Effective Time and (B) substitute shares of Parent Common Stock for the shares of Company Stock purchasable under each such assumed option ("Assumed Option"), which assumption and substitution shall be effected as follows:

                 (i) the Assumed Option shall not give the optionee additional benefits which such optionee did not have under the Company Stock Option before such assumption, nor diminish the benefits which such options did have, and shall be assumed on the same terms and conditions as the Company Stock Option being assumed, subject to clauses (ii) and (iii) below;

                 (ii) the number of shares of Parent Common Stock purchasable under the Assumed Option shall be equal to the number of shares of Parent Common Stock that the holder of the Company Stock Option being assumed would have received upon consummation of the Merger had such Company Stock Option been exercised (without regard to any vesting schedule restrictions) in full for Company Stock immediately prior to consummation of the Merger; and

                 (iii) the exercise price per share of Parent Common Stock of such Assumed Option shall be an amount equal to (A) the exercise price per share of Company Common Stock of the Company Stock Option being assumed divided by (B) the Exchange Ratio.

         (b) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Options, and, immediately after the Effective Time, Parent shall file with the SEC a registration statement on Form S-8 (or other appropriate form) with respect to the shares of Parent Common Stock subject to the Assumed Options and use its reasonable efforts to maintain the effectiveness of such registration statement for so long as any of the Assumed Options remain outstanding.

         (c) Parent agrees to offer (the "Offer"), at the Effective Time, Parent Common Stock to the holders of Company Stock Options outstanding on the date hereof (each right to acquire a single share of Company Stock pursuant to a Company Stock Option being referred to herein as a "Company Option") in accordance with this Section 6.7(c) and Section 6.8. The number of shares of Parent Common Stock issuable in exchange for cancellation of each Company Option pursuant to the Offer shall be computed as follows: (i) the Market Price computed pursuant to Section 1.5(d) shall be multiplied by the Exchange Ratio determined pursuant to Section 1.5(c); (ii) the applicable exercise price of each Company Option shall be subtracted from the product obtained in clause
(i) above; and (iii) the difference obtained in clause (ii) above shall be divided by the Market Price. In the event that the Offer is not accepted as to any Company Option, Parent shall assume such Company Option pursuant to Section 6.7(a) above.

         Section 6.8 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, the Offer and the other transactions contemplated by this Agreement, including (a) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity,
(b) the obtaining of all necessary consents, approvals or waivers from third parties, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay, temporary restraining order or injunction entered by any court or other Governmental Entity vacated or reversed, (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement, (e) the preparing, filing and obtaining of a declaration of effectiveness of the Registration Statement under the Securities Act, (f) the preparing, filing, obtaining of SEC clearance and mailing to Company stockholders of the Proxy Statement and (g) the holding of the Stockholder Meeting. The Company and Parent shall confer on a regular and frequent basis between themselves and with representatives of one another to report on and to coordinate operational matters with regard to the Merger.

         Section 6.9 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except upon the advice of counsel as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange.

         Section 6.10 State Takeover Laws. If any "fair price" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall use their best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby.

         Section 6.11 Directors and Officers Insurance; Indemnification. Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring through the Effective Time (the "D&O Insurance") that is no less favorable than the coverage provided to such directors under the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available comparable coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of five times the last annual premium paid by the Company prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount. From and after the Effective Time, Parent (i) agrees to indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the same extent that such persons are currently entitled to be indemnified by the Company pursuant to the applicable provisions of the Company's Certificate of Incorporation or By-Laws or of any Company indemnification agreement for the benefit of any such officers or directors for acts or omissions occurring at or prior to the Effective Time, including those in connection with the Merger and (ii) shall advance reasonable litigation expenses incurred by such officers and directors in connection with defending any action arising out of such acts or omissions, and Parent agrees not to amend or modify any of such provisions after the Effective Time.

         Section 6.12 Employee Benefits. For at least 24 months following the Effective Time, Parent shall maintain employee benefits and programs for officers and employees of the Company and its Subsidiaries that are no less favorable than those being provided to such officers and employees on the date hereof. For purposes of eligibility to participate in and vesting in various benefits provided to employees, employees of the Company and its Subsidiaries will be credited with their years of service with the Company and its Subsidiaries.

         Section 6.13 Retention Bonuses; Severance Policy. (a) From the date hereof up to the Effective Time, the Company shall be permitted to offer and pay bonuses, in addition to any bonuses or payments pursuant to any existing bonus or incentive plans of the Company, payable to employees who remain in the employ of the Company or its Subsidiaries until the date three months after the Effective Time; provided, however, that such bonuses shall contain terms no more favorable than those described on Section 6.13(a) of the Company Disclosure Schedule.

         (b) Parent shall maintain the Company's severance policy for terminated employees as in effect on the date hereof, or shall replace such policy with a policy providing equal or more favorable compensation, for a period of at least 24 months following the Effective Time. The Company's severance policy is set forth in Section 6.13(b) of the Company Disclosure Schedule.

         Section 6.14 Signatory Stockholder Notice. If any Signatory Stockholder gives any notice under any of the Stockholder Agreements to any of the officers or directors of the Company, whether orally or in writing, such officer or director will immediately repeat or cause such notice to be conveyed to Parent.

         Section 6.15 Reserve Reports. Both Parent and the Company shall have Ryder Scott Company Petroleum Engineers ("Ryder Scott") undertake an audit of the respective parties' internal reports as of December 31, 1994 which shall set forth (a) the estimated volume and rate of production of hydrocarbons which may reasonably be expected to be produced from the proved reserves of their respective properties and (b) projections as to the amount of proved reserves for each property, showing separately proved developed producing reserves, proved developed non-producing reserves and proved undeveloped reserves. Each of the parties' respective audit reports shall be prepared in accordance with the accounting and reporting standards prescribed for use by independent petroleum engineers in making determinations and appraisals of hydrocarbon reserves, including, without limitation, assumptions, estimates and projections as to production expenses, availability of reserves and rates of production set forth in the SEC's Regulation S-X Part 210.4- 10(a), as clarified by subsequent SEC Staff Accounting Bulletins; provided, however, that in preparing such report, Ryder Scott need only provide an audit opinion covering (i) Parent's properties comprising not less than 70% in value of the properties included in its most recent reserve report, (ii) 80% in value of Parent's properties not included in such reserve report, (iii) 80% in value of the Company's properties, and (iv) may review the evaluation by the respective parties' petroleum engineers in accordance with the foregoing criteria of the remainder of the respective parties' properties. Both parties shall prepare their December 31, 1994 financial statements consistently with the Ryder Scott audit reports provided for in this Section. Any impact of the adjustment of reserves of Parent or the

Company attributable to such audit reports shall be disregarded for all purposes in determining whether any representation or warranty has been breached by, or whether there has occurred any Material Adverse Change or Material Adverse Effect with respect to, Parent or the Company, as the case may be.

         Section 6.16 Accrual of Expenses. Both Parent and the Company shall accrue as liabilities on all financial statements prepared in accordance with generally accepted accounting principles ("GAAP") after the date hereof all expenses required by GAAP to be accrued in the event that the Merger is consummated and is accounted for as a pooling of interests for accounting purposes.

         Section 6.17 Publication of Financials. As promptly as reasonably practicable after the first complete calendar month after the Effective Time, Parent will cause to be publicly reported financial statements of Parent that include at least 30 days of combined operations of the Company and Parent after the Merger.

         Section 6.18 Capital Budget. The Company and Parent shall prepare a mutually acceptable 1995 budget of capital expenditures for the Company and its Subsidiaries as promptly as practicable and in any event by January 16, 1995.


                                  ARTICLE VII

                       CONDITIONS PRECEDENT TO THE MERGER

         Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                 (a) Stockholder Approval. The Merger shall have been approved by the requisite vote of the holders of Company Stock.

                 (b) NYSE Listing. Parent Common Stock issuable in the Merger and pursuant to the Company Stock Options shall have been authorized for listing on the NYSE, upon official notice of issuance.

                 (c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect. All necessary authorizations by state, territorial or provincial securities regulatory authorities shall have been received.

                 (d) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or the transactions contemplated hereby illegal.

                 (e) Other Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity shall have been obtained, shall have occurred or shall have been filed, except as would not (assuming consummation of the Merger) have a Material Adverse Effect on the Company.

         Section 7.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                 (a) Performance of Obligations; Representations and Warranties. Parent and Sub shall have performed in all material respects each of their agreements contained in this Agreement required to be performed on or prior to the Effective Time. Each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date and each of the representations and warranties that is not so qualified (except for the second sentence of Section 2.2) shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date, in each case as contemplated or permitted by this Agreement.

                 (b) Third Party Consents. All required authorizations, consents or approvals of any third party (other than a Governmental Entity), the failure to obtain which would (assuming the Merger had taken place) have a Material Adverse Effect on Parent, shall have been obtained.

                 (c) Tax Opinion. The Company shall have received an opinion of Sidley & Austin, in form and substance satisfactory to the Company, dated the Effective Time, substantially to the effect that, for United States federal income tax purposes, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time:

                          (i) The Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and the Company, Parent and Sub will each be a party to that reorganization within the meaning of
                 Section 368(b) of the Code;

                          (ii) No gain or loss will be recognized by the Company for federal income tax purposes as a result of the Merger;

                          (iii) No gain or loss will be recognized for federal income tax purposes by stockholders of the Company for federal income tax purposes who are United States persons (within the meaning of the Code) upon the conversion of their

                 Company Stock into shares of Parent Common Stock pursuant to the Merger except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock or upon exercise of dissenters' rights of appraisal;

                          (iv) The aggregate federal income tax basis of the shares of Parent Common Stock received in exchange for shares of Company Stock pursuant to the Merger will be the same as the aggregate federal income tax basis of such shares of Company Stock at the time of the Merger, decreased by the amount of any tax basis allocable to a fractional share interest for which cash is received or to shares with respect to which dissenters' rights of appraisal were exercised for which cash is received; and

                          (v) The federal income tax holding period for shares of Parent Common Stock received in exchange for shares of Company Stock pursuant to the Merger will include the federal income tax holding period of such shares of Company Stock, provided such shares of Company Stock were held as capital assets by the holder on the Effective Date.

         In rendering such opinion, Sidley & Austin may receive and rely upon representations contained in certificates of the Company, Parent, Sub and others, and on the Affiliate Agreements.

                 (d) Canadian Tax Opinion. The Company shall have received an opinion of Howard, Mackie, in form and substance satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time and relying on an opinion of Sidley & Austin on the effect of the Merger under Delaware corporate law, no gain or loss will be recognized by Parent, Sub or the Company under the Income Tax Act (Canada) as a result of the Merger.

                 (e) Officers' Certificate. Parent shall have furnished to the Company a certificate, dated the Effective Time, signed by the appropriate officers of Parent, certifying to the effect that to the best of the knowledge and belief of each of them, the conditions set forth in Section 7.1 and in this Section 7.2, insofar as they relate to Parent or Sub, have been satisfied.

                 (f) Opinion of Counsel. The Company shall have received an opinion from Mayor, Day, Caldwell & Keeton, L.L.P., dated the Effective Time, substantially to the effect that:

                          (i) The incorporation and good standing of Parent and Sub are as stated in this Agreement; the authorized shares of Parent and Sub are as stated in this Agreement; all outstanding shares of Parent Common Stock are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholders.

                          (ii) Each of Parent and Sub has corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by Parent or Sub, as the case may be, and (assuming due and valid authorization, execution and delivery by the Company) constitutes the legal, valid and binding agreement of Parent or Sub enforceable against Parent or Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                          (iii) The execution and performance by Parent and Sub of this Agreement will not violate the Certificates of Incorporation or By-Laws of Parent and Sub, respectively, and, to the knowledge of such counsel, will not violate, result in a breach of or constitute a default under any lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which Parent and Sub is a party or by which they or any of their properties or assets may be bound.

                          (iv) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of Parent and Sub for the consummation of the transactions contemplated by this Agreement.

                          (v) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting Parent and Sub, at law or in equity or before or by any court, governmental department, commission, board, bureau, agency or instrumentality, or before any arbitrator of any kind which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                          (vi) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by the Company as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder.

                          (vii) The shares of Parent Common Stock to be issued pursuant to this Agreement will be, when so issued, duly authorized, validly issued and outstanding, fully paid and nonassessable.

         In addition, there shall be a statement to the effect that in the course of the preparation of the Registration Statement and the Proxy Statement such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Proxy Statement and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Proxy Statement; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company and Parent. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by the Company as to which such counsel expresses no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Proxy Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by the Company, as to which such counsel expresses no belief), at the time the Registration Statement became effective, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, counsel for Parent may rely as to matters of fact upon the representations of officers of Parent or Sub contained in any certificate delivered to such counsel and certificates of public officials, which certificates shall be attached to or delivered with such opinion. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America.

                 (g) Comfort Letters. The Company shall have received, in form reasonably satisfactory to the Company, comfort letters from Coopers & Lybrand and Arthur Andersen LLP covering such matters with respect to the Proxy Statement and the Registration Statement as reasonably requested by the Company.

                 (h) Other Documents. Parent and Sub shall have furnished to the Company at the Closing such other customary documents, certificates or instruments as the Company may reasonably request.

         Section 7.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                 (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time. Each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date and each of the representations and warranties that is not so qualified (except for the second sentence of Section 3.2 and clause (iii) of Section 3.5) shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date, in each case as contemplated or permitted by this Agreement.

                 (b) Third Party Consents. All required authorizations, consents or approvals of any third party (other than a Governmental Entity), the failure to obtain which would (assuming the Merger had taken place) have a Material Adverse Effect on the Company, shall have been obtained.

                 (c) Accounting. Based on the advice of Arthur Andersen LLP and such other advice as Parent may deem relevant, Parent shall have no reasonable basis for believing that following the Merger, the combination of the Company and Sub may not be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles.

                 (d) Tax Opinion. Parent shall have received an opinion of Mayor, Day, Caldwell & Keeton, L.L.P., in form and substance satisfactory to Parent, dated the Effective Time, substantially to the effect that for United States federal income tax purposes, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time:

                          (i) The Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and the Company, Parent and Sub will each be a party to that reorganization within the meaning of
                 Section 368(b) of the Code;

                          (ii) No gain or loss will be recognized by Parent, Sub or the Company for federal income tax purposes as a result of the Merger;

                          (iii) No gain or loss will be recognized for federal income tax purposes by the stockholders of the Company for federal income tax purposes who are United States persons (within the meaning of the Code) upon the conversion of their Company Stock into shares of Parent Common Stock pursuant to the Merger except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock or upon exercise of dissenters' rights of appraisal;

                          (iv) The aggregate federal income tax basis of the shares of Parent Common Stock received in exchange for shares of Company Stock pursuant to the Merger will be the same as the aggregate federal income tax basis for such shares of Company Stock at the time of the Merger, decreased by the amount of any tax basis allocable to a fractional share interest for which cash is received or to shares with respect to which dissenters' rights of appraisal were exercised for which cash is received; and

                          (v) The federal income tax holding period for shares of Parent Common Stock received in exchange for shares of Company Stock pursuant to the Merger will include the federal income tax holding period of such shares of Company Stock, provided such shares of Company Stock were held as capital assets by the holder on the Effective Date.

         In rendering such opinion, Mayor, Day, Caldwell & Keeton, L.L.P., may receive and rely upon representations contained in certificates of the Company, Parent, Sub and on the Affiliate Agreements.

                 (e) Canadian Tax Opinion. Parent shall have received an opinion of Bennett Jones Verchere, in form and substance satisfactory to Parent, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time and relying on an opinion of Mayor, Day, Caldwell & Keeton, L.L.P. on the effect of the Merger under Delaware corporate law, no gain or loss will be recognized by Parent, Sub or the Company under the Income Tax Act (Canada) as a result of the Merger.

                 (f) Officers' Certificate. The Company shall have furnished to Parent a certificate, dated the Effective Time, signed by the appropriate officers of the Company, certifying to the effect that to the best of the knowledge and belief of each of them, the conditions set forth in Section 7.1 and in this Section 7.3, insofar as they relate to the Company, have been satisfied.

                 (g) Opinion of Counsel. Parent shall have received an opinion of counsel from Sidley & Austin, counsel to the Company, dated the Effective Time, substantially to the effect that:

                          (i)     The incorporation, good standing and
                 capitalization of the Company are as stated in this Agreement; the authorized shares of Company Stock are as stated in this Agreement; all outstanding shares of Company Stock are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any preemptive right of stockholders; and, to the knowledge of such counsel, there is no existing option, warrant, right, call, subscription or other agreement or commitment obligating the Company to issue or sell, or to purchase or redeem, any shares of its capital stock other than as stated in this Agreement.

                          (ii) The Company has corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by the Company, and (assuming the due and valid authorization, execution and delivery by Parent and Sub) constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                          (iii) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting the Company or its Subsidiaries, at law or in equity or before or by any court, governmental department, commission, board, bureau, agency or instrumentality, or before any arbitrator of any kind which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                          (iv) The execution and performance by the Company of this Agreement will not violate the Certificate of Incorporation or By-laws of the Company or the charter or By-laws of any of its Subsidiaries, and, to the knowledge of such counsel, will not violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which the Company or any of its Subsidiaries is a party or to which they or any of their properties or assets may be bound.

                          (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of the Company or any of its Subsidiaries for consummation of the transactions contemplated by this Agreement.

                          (vi) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by Parent or Sub as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder.

         In addition, there shall be a statement to the effect that in the course of the preparation of the Registration Statement and the Proxy Statement such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Proxy Statement and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Proxy Statement; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company and Parent. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by Parent or Sub, as to which such counsel expresses no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Proxy Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by Parent or Sub, as to which such counsel expresses no belief), at the time the Registration Statement became effective, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, counsel for the Company may rely as to matters of fact upon the representations of officers of the Company and its Subsidiaries contained in any certificate delivered to such counsel and certificates of public officials which certificates should be attached to and delivered with such opinion. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America.

                 (h) Comfort Letters. Parent shall have received, in form reasonably satisfactory to Parent, comfort letters from Arthur Andersen LLP and Coopers & Lybrand covering such matters with respect to the Registration Statement and the Proxy Statement as reasonably requested by Parent.

                 (i) Other Documents. The Company shall have furnished to Parent at the closing such other customary documents, certificates or instruments as Parent may reasonably request.

                 (j) Dissenting Stockholders. Holders of not more than 10% of the outstanding shares of Company Class A Stock shall have properly demanded appraisal rights for their shares as provided for in
         Section 1.11.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

         Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval by the stockholders of the Company:

                 (a)      by mutual consent of Parent and the Company;

                 (b) by Parent if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by the Company prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by the Company of notice of such failure to comply or (ii) the stockholders of the Company shall have failed to approve the Merger at the Stockholder Meeting;

                 (c) by the Company if (i) Parent shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by Parent prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by Parent of notice of such failure to comply or (ii) the stockholders of the Company shall have failed to approve the Merger at the Stockholder Meeting;

                 (d) by either Parent or the Company if (i) the Merger has not been effected on or prior to the close of business on June 30, 1995;provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (ii) any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

                 (e)      (i)     by the Company if there has been a breach by
         Parent (which breach has not been cured within ten business days following receipt by Parent of notice of the breach) of one or more representations or warranties (determined without regard to any qualification therein as to materiality) such that the adverse consequences of such breach or breaches would in the aggregate have a Material Adverse Effect on Parent; or

                          (ii) by Parent if there has been a breach by the Company (which breach has not been cured within ten business days following receipt by the Company of notice of the breach) of one or more representations or warranties (determined without regard to any qualification therein as to materiality and in the case of Section 3.17, determined with reference to the net consequences of all variances whether favorable or adverse) such that the adverse consequences of such breach or breaches would in the aggregate have a Material Adverse Effect on the Company;

                 (f) by Parent, (i) if the Company shall have taken or permitted any of the actions described in the first sentence of
         Section 5.2(b), (ii) if the Board of Directors of the Company shall have recommended, or shall have resolved to recommend, to the stockholders of the Company any Takeover Proposal or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of Company Class A Stock is commenced, and the Board of Directors of the Company does not recommend, within five days after the commencement of such offer, that stockholders not tender their shares into such tender or exchange offer;

                 (g) by the Company if the Company's Board of Directors, to the extent required by their fiduciary duties under applicable law and after consultation with and based upon the advice of outside legal counsel, resolved to recommend to the stockholders of the Company, or agree to, a Takeover Proposal that provides stockholders of the Company a value per share of Company Stock in excess of a value equal to the product of (i) the Exchange Ratio (calculated as if the Effective Date were the date on which the Board of Directors of the Company is considering terminating this Agreement pursuant to this
         Section 8.1(g)) multiplied by (ii) the average of the per share closing prices of Parent Common Stock as reported on the NYSE Composite Transactions Reporting System during the 10 consecutive trading days immediately preceding the day on which the Board of Directors of the Company is considering terminating this Agreement under this Section 8.1(g); or

                 (h) by either Parent or the Company if the Market Price (calculated as if the Effective Date were the date of the Stockholder Meeting) is less than $22.00.

         In the event that either party may terminate this Agreement pursuant to more than one of the provisions set forth above, such party may terminate this Agreement pursuant to all of such provisions and may seek reimbursement and payments pursuant to Section 6.6 as such terminating party deems most favorable.

         Section 8.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent or Sub or their respective officers or directors (except for Sections 6.3(b), 6.3(c), 6.6 and 6.9, which shall to the extent provided therein survive the termination); provided, however, that nothing contained in this Section 8.2 shall relieve any party hereto from any liability for any breach of this Agreement.

         Section 8.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the Merger at the Stockholders Meeting, but after any such approval at the Stockholders Meeting no amendment shall be made which changes the Exchange Ratio as provided in Section 1.5 or which in any way materially adversely affects the rights of the stockholders of the Company, without the further approval of the holders of the Company Class A Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.4 Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements of any other party or any of the conditions to the obligations of such waiving party contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and shall not constitute an amendment requiring the approval of the stockholders of the Company pursuant to Section 8.3 hereof.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 9.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

         Section 9.2 Written Notices. All written notices and other communications hereunder shall be and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)     if to Parent or Sub, to:

                          Apache Corporation
                          2000 Post Oak Blvd., Ste. 100
                          Houston, Texas 77056
                          Attention: James R. Bauman, Senior Vice President
                          Telephone: (713) 296-6206
                          Telecopy: (713) 296-6457
                          with copies (which shall not constitute notice) to:

                          Apache Corporation
                          2000 Post Oak Blvd., Ste. 100
                          Houston, Texas 77056
                          Attention: Zurab S. Kobiashvili, General Counsel
                          Telephone: (713) 296-6204
                          Telecopy: (713) 296-6458

                          Geoffrey K. Walker
                          Mayor, Day, Caldwell & Keeton, L.L.P.
                          700 Louisiana, Suite 1900
                          Houston, Texas 77002-2778
                          Telephone: (713) 225-7023
                          Telecopy: (713) 225-7047

         (b)     if to the Company, to:

                          DEKALB Energy Company
                          700-9th Avenue, SW
                          10th Floor
                          Calgary, Alberta,
                          Canada  T2P 3V4
                          Attention:  John H. Witmer, Jr., General Counsel
                          Telephone: (403) 261-1200
                          Telecopy: (403) 266-5987

                          with a copy (which shall not constitute notice) to:

                          Wilbur C. Delp, Jr.
                          Sidley & Austin
                          One First National Plaza
                          Chicago, Illinois  60603
                          Telephone: (312) 853-7416
                          Telecopy: (312) 853-7036

         Section 9.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 9.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the documents and instruments referred to herein, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except for provisions of Sections 6. 11, 6.12 and 6.13, is not intended to confer upon any person other than the parties any rights or remedies hereunder.

         Section 9.6 Governing Law and Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         (b) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought against any of the parties in any state court sitting in the City of Wilmington, Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the foregoing, each of the parties hereto agrees that service of process upon such party at the address referred in Section 9.2 shall be deemed effective service of process upon such party.

         Section 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 9.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

         Section 9.9 Enforcement of this Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 9.10 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations in the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporations and otherwise to carry out the purposes of this Agreement.

                            [signature page follows]

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                    APACHE CORPORATION


                                    By: /RAYMOND PLANK/
                                    Name: Raymond Plank
                                    Title: Chairman of the Board


                                    XPX ACQUISITIONS, INC.


                                    By:/RAYMOND PLANK/
                                    Name: Raymond Plank
                                    Title: Chairman of the Board


                                    DEKALB ENERGY COMPANY


                                    By:/BRUCE P. BICKNER/
                                    Name: Bruce P. Bickner
                                    Title: Chairman of the Board